                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         SUMMIT HOLDING SOUTHEAST, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1)  Title of each class of securities to which transaction applies:


     (2)  Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4)  Proposed maximum aggregate value of transaction:


     (5)  Total fee paid:


[X]  Fee paid previously with preliminary materials:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               (SHSE LETTERHEAD)


                                                                 August 28, 1998


Dear Shareholder:


     You are cordially invited to attend a Special Meeting of Shareholders (including any adjournment or postponement thereof, the "Special Meeting") of Summit Holding Southeast, Inc. (the "Company") to be held at the Tampa Airport Marriott Hotel in Tampa, Florida on the 28th day of September, 1998, at 9:30 a.m., local time.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated June 29, 1998, among the Company, Liberty Mutual Insurance Company ("Liberty") and Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged into the Company (the "Merger") with the Company being the surviving corporation. Acquisition Sub was organized by Liberty solely to facilitate the Merger.

     Pursuant to the terms of the Merger Agreement, all shareholders of the Company will be entitled to receive $33.00 per share in cash in exchange for each share of the Company's common stock, par value $.01 per share (the "Common Stock"), held by them at the effective time of the Merger. Following the Merger, all of the capital stock of the Company will be beneficially owned by Liberty. The present holders of Common Stock will no longer have any equity interest in the Company.

     The Company's Board of Directors has carefully considered the terms of the Merger Agreement and the Merger. The Board of Directors received an opinion of ABN AMRO Incorporated, financial advisor to the Company, that as of June 29, 1998, and based on and subject to certain limitations and other matters stated therein, the consideration to be received by the holders of the Company's Common Stock pursuant to the Merger was fair to such shareholders from a financial point of view. A copy of the opinion is attached to the accompanying Proxy Statement as Exhibit B. The Board of Directors has unanimously determined that the Merger Agreement and the Merger are fair to and in the best interests of the Company and its shareholders and has approved and adopted the Merger Agreement and the Merger. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     Attached is a Notice of Special Meeting of Shareholders and a Proxy Statement containing a discussion of the Merger. We urge you to read this material carefully. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE AS SOON AS POSSIBLE. If you attend the Special Meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

     YOUR VOTE IS IMPORTANT FOR THE APPROVAL OF THE MERGER. PURSUANT TO FLORIDA LAW, THE AFFIRMATIVE APPROVAL OF A MAJORITY OF ALL SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE MERGER. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

                                          Sincerely,

                                          /s/ Greg C. Branch

                                          Greg C. Branch
                                          Chairman of the Board


                         Summit Holding Southeast, Inc.

                ------------------------------------------------


               P.O. Drawer 988 - Lakeland, FL 33802-0988 - (941)
                 665-6060 - 1-800-282-7648 - Fax (941) 667-1528

                         SUMMIT HOLDING SOUTHEAST, INC.

                               2310 A-Z PARK ROAD
                            LAKELAND, FLORIDA 33801

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             TO BE HELD SEPTEMBER 28, 1998


TO THE SHAREHOLDERS OF SUMMIT HOLDING SOUTHEAST, INC.:


     A Special Meeting of Shareholders (the "Special Meeting") of Summit Holding Southeast, Inc. (the "Company"), will be held at the Tampa Airport Marriott Hotel in Tampa, Florida on the 28th day of September, 1998, at 9:30 a.m., for the following purposes:


          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated June 29, 1998 (the "Merger Agreement"), among the Company, Liberty Mutual Insurance Company ("Liberty") and Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub will be merged into the Company (the "Merger"), with the Company being the surviving corporation, and each outstanding share of the Company's common stock, par value $.01 per share (the "Common Stock") (other than Common Stock held by the Company as treasury stock or owned by any subsidiary of the Company) will be converted into the right to receive $33.00 in cash, without interest.

          2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.


     A copy of the Merger Agreement is included as Exhibit A to the accompanying Proxy Statement. Only shareholders of record of Common Stock at the close of business on August 24, 1998 (the "Record Date") will be entitled to notice of and to vote at the Special Meeting. The Special Meeting may be adjourned from time to time without notice other than announcement at the Special Meeting, and any business for which notice of the Special Meeting is hereby given may be transacted at any such adjournment. A complete list of shareholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company immediately prior to the Special Meeting.


     In accordance with the Florida Business Corporation Act (the "FBCA"), the affirmative vote of a majority of the issued and outstanding Common Stock is required to approve the Merger Agreement and the Merger.

     Holders of Common Stock will not be entitled to dissenter's rights as a result of the Merger. Pursuant to the FBCA, dissenter's rights are not available to holders of Common Stock because the Common Stock was, on the Record Date, traded on the Nasdaq National Market.

     PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME.

                                          By order of the Board of Directors,

                                          /s/ Thomas L. Clark, Jr.
                                          Thomas L. Clarke, Jr.
                                          Secretary

Lakeland, Florida

August 28, 1998


     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                         SUMMIT HOLDING SOUTHEAST, INC.
                             ---------------------

                                PROXY STATEMENT
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON SEPTEMBER 28, 1998

                             ---------------------

                                  INTRODUCTION


     This Proxy Statement is being furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of Summit Holding Southeast, Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a special meeting of the shareholders of the Company to be held at the Tampa Airport Marriott Hotel, Tampa, Florida on Monday, September 28, 1998 at 9:30 a.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). This Proxy Statement and the attached Notice of Special Meeting of Shareholders and the proxy card are first being mailed to shareholders of the Company on or about August 28, 1998.


PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated June 29, 1998, among the Company, Liberty Mutual Insurance Company, a Massachusetts mutual insurance company ("Liberty"), and Space Mountain Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Liberty ("Acquisition Sub"). Acquisition Sub was organized by Liberty solely to facilitate the proposed transaction.


     The Merger Agreement provides, subject to approval of the shareholders at the Special Meeting, for the merger of Acquisition Sub into the Company (the "Merger"), with the Company being the surviving corporation. Following the Merger, the Company will be a wholly owned subsidiary of Liberty. Pursuant to the Merger, each outstanding share of Common Stock (other than shares held by the Company as treasury stock or owned by any of the Company's subsidiaries) will receive $33.00 per share in cash, without interest (the "Merger Consideration"). The last reported sale price of the Common Stock on June 29, 1998 (the last trading day prior to the Company's public announcement of the execution of the Merger Agreement) was $24.75, and on August 24, 1998 (the most recent practicable date before the printing of this Proxy Statement), the last reported sale price was $31.875. See "MARKET PRICES FOR THE COMMON STOCK." The aggregate Merger Consideration to be paid by Liberty will be approximately $191.1 million, which is $33.00 multiplied by 5,791,600 outstanding shares of Common Stock on August 24, 1998, plus $11 million owed to cancel the Company's outstanding options. See "THE MERGER -- Interests of Certain Persons in the Merger; Certain Relationships." As a result of the Merger, current shareholders of the Company will no longer have any equity interest in the Company. A copy of the Merger Agreement is included as Exhibit A to this Proxy Statement.


VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL


     The Board of Directors of the Company has fixed the close of business on August 24, 1998 (the "Record Date") as the date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof. Accordingly, only holders of record of Common Stock at the close of business on that date will be entitled to notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were 5,791,600 shares of Common Stock (held by 124 shareholders of record) outstanding and entitled to vote at the Special Meeting.


     Each holder of record of the Company's Common Stock on the Record Date is entitled to cast one vote per share in person or by proxy at the Special Meeting. The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum; however, broker non-votes (which occur when a broker holding shares for a beneficial owner is present at the meeting, but does not vote on a proposal because the broker has not received instructions to do so from the beneficial owner and does not have discretionary power) will not be counted for purposes of determining the presence of a quorum.

     Pursuant to the Florida Business Corporation Act (the "FBCA"), the Merger Agreement must be approved by the holders of a majority of the issued and outstanding shares of Common Stock. Pursuant to the terms of certain Voting Agreements that were entered into on June 29, 1998, among Liberty, the Company and the directors and executive officers of the Company (the "Voting Agreements"), such directors and executive officers of the Company, who as of the Record Date owned in the aggregate 527,624 shares of Common Stock, representing approximately 9.1% of the shares entitled to vote at the Special Meeting, have agreed to vote in favor of the Merger Agreement and against any competing transaction. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

     Holders of Common Stock will not be entitled to dissenter's rights as a result of the Merger. Pursuant to the FBCA, dissenter's rights are not available to holders of Common Stock because the Common Stock was, on the Record Date, traded on the Nasdaq National Market.

PROXIES

     All shares of Common Stock represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted "FOR" the proposal to approve and adopt the Merger Agreement and the Merger, and in the discretion of the persons named in the proxy on such other matters as may properly be presented at the Special Meeting. For purposes of determining whether a proposal has received sufficient votes for adoption, abstentions and broker non-votes will have the effect of a vote against the Merger Agreement and the Merger.

     A shareholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company at 2310 A-Z Park Road, Lakeland, Florida 33801 a signed notice of revocation or a later dated and signed proxy, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

     The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or by personal interviews. Such persons will receive no additional compensation for such services. The Company will reimburse brokers and certain other persons for their charges and expenses in forwarding proxy material to the beneficial owners of Common Stock held of record by such persons.


              The date of this Proxy Statement is August 28, 1998.



                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company that file electronically with the Commission. The address of such site is http://www.sec.gov. The Common Stock is traded on the Nasdaq National Market and certain of the Company's reports, proxy materials and other information are available at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
INTRODUCTION................................................     i
  Proposal to be Considered at the Special Meeting..........     i
  Voting Rights; Votes Required for Approval................     i
  Proxies...................................................    ii
AVAILABLE INFORMATION.......................................    ii
SUMMARY.....................................................     1
SELECTED FINANCIAL DATA.....................................     7
MARKET PRICES FOR THE COMMON STOCK..........................     8
DIVIDENDS...................................................     8
THE SPECIAL MEETING.........................................     8
  Date, Place and Time......................................     8
  Purpose...................................................     8
  Record Date; Voting Rights................................     9
  Quorum....................................................     9
  Proxies...................................................     9
  Solicitation of Proxies...................................    10
  Vote Required.............................................    10
  No Dissenter's Rights.....................................    10
PARTIES TO THE MERGER AGREEMENT.............................    10
  The Company...............................................    10
  Liberty...................................................    11
  Acquisition Sub...........................................    11
THE MERGER..................................................    12
  General...................................................    12
  Background of the Merger..................................    12
  Reasons for the Merger; Recommendation of the Board of
     Directors..............................................    14
  Opinion of Financial Advisor..............................    15
  Interests of Certain Persons in the Merger; Certain
     Relationships..........................................    18
  Certain Federal Income Tax Consequences...................    19
  Accounting Treatment......................................    19
  Certain Litigation........................................    20
  Regulatory Approvals......................................    20
  Delisting and Deregistration of Common Stock..............    20
  Effect on Series A Preferred Stock........................    20
THE MERGER AGREEMENT........................................    21
  Effective Time............................................    21
  Merger Consideration......................................    21
  Delivery of Merger Consideration..........................    21
  Representations and Warranties............................    22
  Conduct of the Business Prior to Closing..................    22
  No Solicitation...........................................    23
  Termination...............................................    23
  Termination Fee and Expenses..............................    24
  Conditions to Consummation of the Merger..................    24
  Indemnification and D&O Insurance.........................    24
  Amendments................................................    25
SECURITY OWNERSHIP..........................................    26
TRANSACTION OF OTHER BUSINESS...............................    27
INDEPENDENT AUDITORS........................................    27
SHAREHOLDER PROPOSALS.......................................    27
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    27
EXHIBIT A: Agreement and Plan of Merger.....................
EXHIBIT B: Opinion of ABN AMRO Incorporated.................

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The following summary is not intended to be a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the Exhibits hereto. Shareholders are urged to read carefully the entire Proxy Statement, including the Exhibits.

THE SPECIAL MEETING


Time, Place and Date.......  The Special Meeting will be held at the Tampa
                             Airport Marriott Hotel in Tampa, Florida on Monday, September 28, 1998 at 9:30 a.m., local time.


Purpose of the Special
Meeting....................  At the Special Meeting, shareholders will consider and vote upon a proposal to approve and adopt the Merger Agreement, a copy of which is included as Exhibit A to this Proxy Statement, to approve the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and to consider such other matters as may properly come before the Special Meeting. See
                             "INTRODUCTION -- Proposal to be Considered at the Special Meeting."


Record Date................  All holders of record of Common Stock at the close of business on August 24, 1998 are entitled to notice of and to vote at the Special Meeting.



Shares Outstanding and
Entitled to Vote...........  On the Record Date, there were 5,791,600 shares of
                             Common Stock outstanding, with each such share of Common Stock entitled to cast one vote with respect to the Merger at the Special Meeting. See "INTRODUCTION -- Voting Rights; Votes Required for Approval."


Quorum and Vote Required...  The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Special Meeting. Pursuant to the FBCA, approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock. The executive officers and directors of the Company, who as of the Record Date owned approximately 9.1% of the shares of Common Stock entitled to vote at the Special Meeting, have agreed to vote all of such shares in favor of the Merger Agreement. See "INTRODUCTION -- Voting Rights; Votes Required for Approval" and "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

                             Shares of Common Stock represented by a properly executed proxy, if such proxy is received in time and is not subsequently revoked, will be voted in accordance with the instructions indicated on such proxy. IF A PROXY IS PROPERLY EXECUTED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES OF COMMON STOCK REPRESENTED BY SUCH PROXY WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT AND THE MERGER.

Revocability of Proxies....  Any proxy given may be revoked by the person giving it at any time prior to its exercise at the Special Meeting by giving written notice thereof to the Secretary of the Company, by signing and returning a later dated proxy, or by voting in person at the Special Meeting.

Other Matters and
  Adjournment..............  The Company is not currently aware of any business to be transacted at the Special Meeting other than as described herein. In the event other matters are brought before the Special Meeting or in the event of a proposal to adjourn the Special Meeting, the proxies will have discretion to vote or act thereon according to their judgment.

                             Notwithstanding the foregoing, if an adjournment is for the purpose of soliciting additional proxies, shares represented by proxies voting against approval of the Merger Agreement will be voted against a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies.

Delivery of Merger
  Consideration............  Promptly after the time that the Merger becomes effective (the "Effective Time"), each record holder of Common Stock will be mailed a transmittal letter (with instructions) to use in effecting the surrender and cancellation of their certificates in exchange for the Merger Consideration. Liberty shall not be obligated to deliver the consideration to which any former holder of Common Stock is entitled until such holder surrenders such holder's certificates representing such holder's shares for exchange. HOLDERS OF COMMON STOCK SHOULD NOT SURRENDER ANY SHARE CERTIFICATES UNTIL SUCH SHAREHOLDERS RECEIVE THE LETTER OF TRANSMITTAL.

THE MERGER

Parties to the Merger......  The Company and its subsidiaries provide a variety of managed care workers compensation products and services to employers and self-insured groups in Florida, Kentucky and Louisiana. Pursuant to the Merger, the Company will become a wholly owned subsidiary of Liberty.

                             Liberty, together with its subsidiaries, is a diversified financial services company. As one of the largest multi-line insurers in the property and casualty industry, Liberty has been the leading provider of workers compensation insurance, programs and services in the United States for over 60 years. Liberty also provides a wide range of products and services, including general liability, commercial auto and business property insurance; group life and disability insurance; private passenger auto and homeowners insurance; individual life insurance and annuities; international programs; and financial services. Liberty is recognized as a world leader in occupational health and safety services.

                             Acquisition Sub is a wholly owned subsidiary of Liberty and was formed solely to facilitate the Merger. Following the Merger, Acquisition Sub will cease to exist.

Structure of the Merger....  Pursuant to the Merger Agreement, Acquisition Sub
                             will merge into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Liberty.

Merger Consideration.......  The Merger Agreement provides that at the Effective
                             Time, each outstanding share of Common Stock
                             (except those shares of Common Stock held by the Company as treasury stock or owned by any of the

                             Company's subsidiaries) will cease to be outstanding and will be converted into the right to receive $33.00 in cash, without interest.

                             In addition, the Company has issued options to purchase 500,000 shares of Common Stock, all of which are fully vested and exercisable and have an exercise price of $11.00 per share. All of such options are owned by the directors and executive officers of the Company. At the Effective Time, the holders of such options shall, in settlement thereof, receive for each share of Common Stock subject to such option cash of $22.00 per share, which is the difference between the Merger Consideration and the per share exercise price of such option. See "THE MERGER -- Interests of Certain Persons in the Merger; Certain Relationships."

Effect on Series A
  Preferred Stock..........  The Company presently has outstanding 1,639,701 shares of Series A Preferred Stock, par value $10 per share (the "Series A Preferred Stock"). At the Effective Time, all such outstanding shares shall be redeemed in accordance with the terms of the Company's articles of incorporation, which require the cash payment of $10 per share plus all cumulated and unpaid dividends at the rate of 4% per annum. See "THE MERGER -- Effect on Series A Preferred Stock."

Certain Other Effects of
  the Merger...............  As a result of the Merger, the entire equity interest in the Company will be beneficially owned by Liberty. Therefore, following the Merger, the present holders of Common Stock will no longer have an equity interest in the Company. Instead, each such holder of Common Stock will have only the right to receive the Merger Consideration for each share of Common Stock held. If the Merger is consummated, Liberty intends to cause the Company to terminate the registration of the Common Stock under the Exchange Act and the Company's obligation to file reports, proxy statements and other information with the Commission. In addition, if the Merger is consummated, Liberty intends to cause the Company to terminate its listing of shares for trading on the Nasdaq National Market.

Recommendation of the Board
  of Directors.............  Based upon the events leading up to the definitive
                             Merger Agreement and the terms of the Merger
                             Agreement (including the Merger Consideration to be paid by Liberty), the Company's Board of Directors believes that the Merger Agreement and the transactions contemplated thereby are fair to and in the best interests of the Company's shareholders.

Opinion of Financial
  Advisor..................  ABN AMRO Incorporated ("AAI"), a nationally recognized investment banking firm, has acted as financial advisor to the Company and has rendered its written opinion to the Board of Directors to the effect that the Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock. The full text of AAI's written opinion, dated June 29, 1998, which sets forth the assumptions made, procedures followed, matters considered and limits of the review undertaken, is included with this Proxy Statement as Exhibit B. HOLDERS OF COMMON STOCK ARE URGED TO READ SUCH OPINION IN ITS ENTIRETY. THE OPINION OF AAI IS DIRECTED TO THE BOARD OF DIRECTORS AND RELATED ONLY TO THE

                             FAIRNESS OF THE MERGER CONSIDERATION FROM A
                             FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. See "THE MERGER -- Opinion of the Financial Advisor."

                             The Company will pay AAI a fee of $250,000 for rendering its opinion in connection with the Merger. The Company also has agreed to pay AAI and the Company's other financial advisor, Raymond James & Associates, Inc. ("Raymond James"), an aggregate transaction fee of approximately $3.5 million, against which the opinion fee is fully creditable. See "THE MERGER -- Opinion of the Financial Advisor."

Interests of Certain
  Persons in the Merger;
  Certain Relationships....  The directors and executive officers of the Company beneficially own in the aggregate 567,351 shares of the issued and outstanding shares of Common Stock and will be entitled to receive the Merger Consideration for such shares. In addition, the directors and executive officers own in the aggregate options to purchase 500,000 shares of Common Stock and will be entitled to receive $22.00 cash per each share subject to such options (the difference between the Merger Consideration and the option exercise price of $11.00 per share).

                             In accordance with the Voting Agreements, each of the executive officers and directors of the Company has agreed to vote the shares of Common Stock owned by him and entitled to vote at the Special Meeting, an aggregate of approximately 9.1%, in favor of the Merger and against any competing transaction. In addition, pursuant to certain Option Agreements entered into on June 29, 1998, Greg C. Branch, Chairman of the Board of the Company, William B. Bull, President, Chief Executive Officer and a director of the Company, Russell L. Wall, Chief Financial Officer of the Company, and C.C. Dockery, a director of the Company, have each granted Liberty an option to purchase the shares of Common Stock beneficially owned by such individual for $33.00 per share. Such individuals beneficially own, in the aggregate, 863,222 shares of Common Stock, and the options extend through December 31, 1998 (or, under certain circumstances, if a competing transaction is commenced, through December 31, 1999).

                             Also, the Company entered into an Employment
                             Agreement with Mr. Bull dated June 29, 1998 (the "Bull Employment Agreement") that will become effective at the Effective Time, pursuant to which Mr. Bull will receive an annual salary of $250,000 plus certain bonus payments and benefits, and in addition Liberty has agreed to indemnify the directors and executive officers of the Company against certain liabilities and to maintain liability insurance for their protection for at least six years after the Effective Time. See "THE MERGER -- Interests of Certain Persons in the Merger; Certain Relationships" and "THE MERGER AGREEMENT -- Indemnification and D&O Insurance."

Federal Income Tax
  Consequences.............  The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and also may be a taxable transaction under applicable state, local, foreign and other tax laws. See "THE MERGER -- Certain Federal Income Tax Consequences."

Effective Time of the
  Merger...................  The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Florida or at such later time as is specified in such certificate of merger. The filing will occur after all conditions to the merger contained in the Merger Agreement have been satisfied or waived. The Company and Liberty anticipate that the Merger will be consummated as promptly as practicable following the Special Meeting. See "THE MERGER AGREEMENT -- Effective Time."

Conditions to Consummation
  of the Merger............  The respective obligations of the Company, on the one hand, and Liberty, on the other hand, to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions, among others: (a) approval and adoption of the Merger Agreement and the Merger by the holders of a majority of the issued and outstanding shares of Common Stock at the Special Meeting; (b) the absence of any injunction or similar order prohibiting or restricting the consummation of the Merger; (c) the receipt of all required authorizations, consents and approvals of governmental and regulatory authorities; (d) the material compliance by all parties with their obligations under the Merger Agreement; and (e) the material truth and correctness of all representations and warranties of the parties to the Merger Agreement. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

No Solicitation............  The Company has agreed that, prior to the Effective
                             Time or earlier termination of the Merger
                             Agreement, neither it nor any of its subsidiaries shall permit any officer, director, employee, or any investment banker, attorney or other advisor or representative to (i) solicit, initiate or encourage the submission of any Acquisition Proposal, as defined below, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, the Company and its subsidiaries and their officers, directors, employees, investment bankers, attorneys and other advisors and representatives may furnish information with respect to and participate in negotiations regarding an Acquisition Proposal if, following the receipt of such Acquisition Proposal, the Board of Directors determines in good faith, following consultation with outside counsel, that in order to comply with the directors' fiduciary duties to shareholders under applicable law it is necessary for the Board to withdraw or modify its approval of the Merger Agreement, approve or recommend the Acquisition Proposal, enter into an agreement with respect to the Acquisition Proposal, or terminate the Merger Agreement. "Acquisition Proposal" is defined to include any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any subsidiary, or any purchase of all or any significant portion of the assets of the Company or any subsidiary, or any equity interest in the Company or any subsidiary, other than the transactions contemplated by the Merger Agreement or any other similar transaction with Liberty or any of its affiliates.

Termination of the
  Merger...................  The Merger Agreement may be terminated and the
                             Merger may be abandoned at any time prior to the Effective Time (notwithstanding approval of the Merger Agreement by the shareholders of the Company): (a) by mutual written consent of the Company and Liberty; (b) by either the Company or Liberty, if the Merger has not been consummated by December 31, 1998; (c) by either the Company or Liberty, if any governmental entity shall have issued an order, decree or ruling enjoining, restraining or otherwise prohibiting the Merger that becomes final and nonappealable; or (d) by either the Company or Liberty in the event the Board of Directors of the Company (i) withdraws, or modifies in a manner adverse to Liberty or Acquisition Sub, the approval or recommendation by such Board of Directors of the Merger Agreement,
                             (ii) approves or recommends any Acquisition
                             Proposal, or (iii) enters into any agreement with respect to any Acquisition Proposal.

Termination Fee............  If an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company on or before December 31, 1998 and (i) the Board of Directors withdraws or modifies its approval or recommendation of the Merger Agreement or approves or recommends such Acquisition Proposal, (ii) the Company or any of its subsidiaries enters into an agreement with respect to, or consummates, such Acquisition Proposal, or
                             (iii) following the commencement, public proposal, public disclosure or communication of an Acquisition Proposal to the Company, the requisite approval of the Company's shareholders for the Merger is not obtained at the Special Meeting, the Company shall (X) reimburse Liberty for all reasonable expenses incurred in connection with the Merger upon demand and (Y) in the event any Acquisition Proposal is consummated on or before December 31, 1999, pay immediately to Liberty the sum of $10 million. See "THE MERGER
                             AGREEMENT -- Termination" and "-- Expenses."

No Dissenter's Rights......  Holders of Common Stock will not be entitled to dissenter's rights as a result of the Merger. Pursuant to the FBCA, dissenter's rights are not available to holders of Common Stock because the Common Stock was, on the Record Date, traded on the Nasdaq National Market.

                            SELECTED FINANCIAL DATA

       The following selected financial data has been taken from, or derived from, the Company's consolidated financial statements, including the related notes thereto. The Company's consolidated financial statements as of and for the years ended March 31, 1996 and 1997, and as of and for the nine months ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, whose report thereon appears elsewhere in this report. The consolidated financial statements of Employers Self Insurers Fund ("ESIF"), the predecessor of Bridgefield Employers Insurance Company ("Bridgefield Employers"), as of March 31, 1994 and 1995, and for the years then ended, have been audited by Brinton & Mendez, certified public accountants. The selected financial data provided as of and for the nine months ended December 31, 1996, and as of and for the six month periods ended June 30, 1997 and June 30, 1998, is unaudited but in the opinion of management contains all adjustments, consisting of only normal recurring accruals, for a fair presentation of the results of such periods. The information set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with the consolidated financial statements and notes thereto.


                                                                              NINE MONTHS ENDED        SIX MONTHS ENDED
                                          YEAR ENDED MARCH 31,                   DECEMBER 31,              JUNE 30,
                                -----------------------------------------   ----------------------   --------------------
                                  1994       1995     1996(1)      1997        1996         1997       1997       1998
                                --------   --------   --------   --------   -----------   --------   --------   ---------
                                                                            (UNAUDITED)                  (UNAUDITED)
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Premiums earned...............  $148,441   $128,489   $114,893   $ 97,321    $ 74,509     $ 19,532   $ 27,495   $ 16,411
Net investment income.........    10,510     12,205     13,210     12,770       9,606       11,117      6,558      6,927
Administrative fees...........        --         --      7,665     33,303      25,762       22,828     15,695     12,969
Realized investment gains.....        --         --      4,354        687         366        1,551      1,199      2,193
Other income..................                  121        206        692         568          229        240        210
                                --------   --------   --------   --------    --------     --------   --------   --------
Total revenue.................   158,951    140,815    140,328    144,773     110,811       55,257     51,187     38,710
                                --------   --------   --------   --------    --------     --------   --------   --------
Losses and loss adjustment
  expenses....................   108,411     69,116     94,844     65,152      50,236       12,452     18,939     11,372
Other underwriting, general
  and administrative
  expenses....................    37,121     41,546     43,657     60,675      45,837       24,765     22,150     12,645
Interest expense..............        --         --        847      3,521       2,719        1,935      1,551        512
Amortization and
  depreciation................        --         --      1,103      4,733       3,729        3,417      2,153      2,253
                                --------   --------   --------   --------    --------     --------   --------   --------
Income (loss) from continuing
  operations before income
  taxes.......................    13,419     30,153       (123)    10,692       8,290       12,688      6,394     11,928
Income tax expense
  (benefit)...................     4,534     10,990       (505)     3,717       3,057        4,138      2,113      4,212
Loss from discontinued
  operations..................        --         --        197      1,250       1,250           --         --         --
Extraordinary charge for
  conversion costs............        --         --         --      1,485         785           --        700         --
Minority interest in net loss
  of consolidated
  subsidiary..................        --         --         --         --          --           --         --         12
                                --------   --------   --------   --------    --------     --------   --------   --------
    Net income................  $  8,885   $ 19,163   $    185   $  4,240    $  3,198     $  8,550   $  3,581   $  7,728
                                ========   ========   ========   ========    ========     ========   ========   ========
Basic earnings per common
  share.......................                                                            $   1.43              $   1.28
Diluted earnings per common
  share.......................                                                            $   1.40              $   1.24
OTHER DATA:(2)
Net loss ratio(3).............      73.0%      53.8%      82.5%      66.9%       67.4%        63.8%      70.2%      65.7%
Expense ratio(4)..............      25.0%      32.3%      34.1%      35.1%       33.4%        34.8%      35.5%      37.8%
Combined ratio(5).............      98.0%      86.1%     116.6%     102.0%      100.8%        98.6%     105.7%     103.5%

                                                MARCH 31,                        DECEMBER 31,        JUNE 30,   JUNE 30,
                                -----------------------------------------   ----------------------   --------   ---------
                                  1994       1995     1996(1)      1997        1996         1997       1997       1998
                                --------   --------   --------   --------   -----------   --------   --------   ---------
                                                                            (UNAUDITED)
                                                                                                     (UNAUDITED)
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and invested assets......  $201,688   $224,956   $220,266   $216,672    $225,319     $255,213   $279,165   $247,075
Premiums receivable...........    71,520     50,391     38,093     42,397      39,828       63,077     42,287    120,815
Reinsurance recoverable.......    95,851    110,141    111,519     94,009     107,058      117,722     88,194    149,593
Recoverable from SDTF.........     9,929     15,879     20,060     20,979      21,138       23,833     20,979     23,833
Total assets..................   405,765    425,206    491,844    458,008     476,972      534,651    511,421    615,064
Loss and loss adjustment
  expense reserves............   368,000    367,391    387,632    358,744     376,923      347,068    348,260    359,906
Debt..........................        --         --     44,000     32,675      33,000       16,540     31,900     14,124
Total equity..................     2,480     20,065     23,154     26,416      27,378       98,334     88,737    106,082


   ---------------------

   (1) Includes ESIF's acquisition of Summit Holding Corp., which was effective January 16, 1996.
   (2) Ratios for the Company's two insurance subsidiaries, Bridgefield Employers and Bridgefield Casualty Insurance Company.
   (3) Net loss ratio is the ratio of losses and loss adjustment expenses ("LAE") incurred to premiums earned.
   (4) Expense ratio is the ratio of underwriting, general and administrative expenses to premiums earned.
   (5) Combined ratio is the sum of the net loss ratio and the expense ratio.

                       MARKET PRICES FOR THE COMMON STOCK

     Since the Company's initial public offering (at $11.00 per share) on May 22, 1997, the Common Stock has traded on the Nasdaq National Market under the symbol "SHSE." The following table sets forth for the periods indicated the high and low sale prices per share of the Common Stock as reported by the Nasdaq National Market.


                                                                HIGH       LOW
                                                              --------   --------
1997
May 22 - June 30............................................  $19.25     $     12.75
July 1 - September 30.......................................  $21.375    $     16.50
October 1 - December 31.....................................  $22.50     $     15.00
1998
January 1 - March 31........................................  $26.50     $     22.00
April 1 - June 30...........................................  $32.75     $     24.00
July 1 - August 24..........................................  $32.125    $     31.50


     On June 29, 1998, the date before the public announcement that the Company and Liberty had entered into the Merger Agreement, the high and low bid prices per share for the Common Stock were $26.50 and $25.25, respectively.


     On August 24, 1998, the most recent practicable date before the printing of this Proxy Statement, the high and low bid prices per share for the Common Stock were $31.875 and $31.50, respectively, and 5,791,600 shares of Common Stock were issued and outstanding among 124 record holders.


     HOLDERS OF COMMON STOCK ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE COMMON STOCK.

                                   DIVIDENDS

     The Company has never paid dividends on the Common Stock. Any payment of dividends on the Common Stock in the future would be subject to determination and declaration by the Board of Directors and the availability of funds therefor. Should the Company consider paying dividends on the Common Stock in the future, the source of funds for payment of such dividends would be dividends from the Company's subsidiaries, dependent on such subsidiaries' earnings. In addition, pursuant to the laws of the State of Florida applicable to Bridgefield Employers and Bridgefield Casualty Insurance Company (together, the "Insurance Subsidiaries"), as enforced by the Florida Department of Insurance (the "Florida DOI"), the Insurance Subsidiaries may not be permitted to pay cash dividends to the Company generally in excess of the lessor of 10% of surplus or net income exclusive of realized capital gains, without prior approval of the Florida DOI. In addition, if any shares of the Company's Series A Preferred Stock are outstanding, no dividends may be paid to the holders of Common Stock so long as there are cumulated but unpaid dividends on the Series A Preferred Stock.

                              THE SPECIAL MEETING

DATE, PLACE AND TIME


     The Special Meeting will be held at 9:30 a.m., local time, on Monday, September 28, 1998 at the Tampa Airport Marriott Hotel, Tampa, Florida.


PURPOSE

     At the Special Meeting, holders of the Common Stock will consider and vote upon the Merger Agreement and all transactions contemplated thereby, including the Merger. Shareholders will also consider such other matters as may properly come before the Special Meeting or any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE MERGER. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

RECORD DATE; VOTING RIGHTS


     Only shareholders of record at the close of business on the Record Date, August 24, 1998, are entitled to receive notice and to vote at the Special Meeting and any adjournment or postponement thereof. At the close of business on the Record Date, there were 5,791,600 shares of Common Stock outstanding, each of which entitles the registered holder thereof to one vote on each matter to be voted upon at the Special Meeting.


QUORUM

     The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Absentions will be counted as present for the purposes of determining a quorum. Broker "non-votes" (which occur when a broker holding shares for a beneficial owner is present at the meeting, but does not vote on a proposal because the broker has not received instructions to do so from the beneficial owner and does not have discretionary power) will not be counted for the purposes of determining a quorum.

     In the absence of a quorum at the Special Meeting, the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Special Meeting may adjourn the Special Meeting for the purpose of allowing additional time for soliciting and obtaining additional proxies or votes. At any such adjourned meeting at which a quorum may be present, all proxies will be voted in the same manner as such proxies could have been voted at the meeting at which the adjournment is taken, except for any proxies that have been theretofore effectively been revoked or withdrawn. At such time as a quorum is present, the Special Meeting will be reconvened without notice to shareholders, other than an announcement at the meeting at which the adjournment is taken, unless the adjournment is for more than thirty days or a new record date has been set.

PROXIES

     Shares of Common Stock represented by properly executed proxies that are received in time for the Special Meeting and have not been revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares will be voted "FOR" the Merger Agreement and the Merger. In addition, the persons designated in such proxies will have discretion to vote upon such other matters as may properly come before the Special Meeting, including, without limitation, the right to vote for any adjournment thereof proposed by the Board to solicit additional proxies; provided, however, that if an adjournment is for the purpose of soliciting additional proxies, shares represented by proxies voting against approval of the Merger Agreement will be voted against a proposal to adjourn the Special Meeting for the purpose of soliciting additional proxies.

     Any proxy in the enclosed form may be revoked by the shareholder executing it at any time prior to its exercise by giving written notice thereof to the Secretary of the Company, by signing and returning a later dated proxy or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy.

SOLICITATION OF PROXIES

     The Company will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, telegram or otherwise. Such directors, officers and employees of the Company will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Brokerage firms, fiduciaries and other custodians who forward soliciting materials to the beneficial owners of shares of Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

VOTE REQUIRED

     Adoption of the Merger Agreement and consummation of the transactions contemplated thereby requires the affirmative vote of a majority of the issued and outstanding shares of Common Stock present in person or represented by proxy and entitled to vote on the subject matter presented. Abstentions and broker "non-votes" will have the effect of a vote against adoption of the Merger Agreement.

     As of the Record Date, the directors and executive officers of the Company owned approximately 9.1% of the outstanding shares of Common Stock entitled to vote at the Special Meeting. Pursuant to the Voting Agreements, all such persons have agreed to vote such shares for the Merger and against any competing transaction. See "THE MERGER -- Interests of Certain Persons in the Merger; Certain Relationships."

NO DISSENTER'S RIGHTS

     Holders of Common Stock will not be entitled to dissenter's rights as a result of the Merger. Pursuant to the FBCA, dissenter's rights are not available to holders of Common Stock because the Common Stock was, on the Record Date, traded on the Nasdaq National Market.

                        PARTIES TO THE MERGER AGREEMENT

THE COMPANY

     The Company provides a variety of managed care workers compensation products and services to employers and self-insured groups, including the Florida Retail Federation Self-Insurance Fund, the largest self-insurance fund in Florida. Including the self-insurance funds, the Company is the third-largest provider of workers compensation insurance in Florida, representing approximately 7% of the state market. Total annualized premiums under management were more than $202 million, as of March 31, 1998. The Company and its subsidiaries have 437 employees and distribute products and services to more than 18,000 customers through a network of more than 1,800 independent agencies.

     The Company was formed in November 1996 as the holding company for its administrative and insurance subsidiaries. Its primary administrative subsidiaries include Summit Consulting, Inc., the Company's original business unit formed in 1977, which administers three state-wide retail association self-insurance funds in Florida, Louisiana and Kentucky; and TurnKey Resources, Inc., a Clearwater, Florida based service company that provides consulting services to the Company's independent agents. Additional administrative subsidiaries provide claims management, loss control services and managed care services. The Company's two insurance subsidiaries, Bridgefield Employers and Bridgefield Casualty Insurance Company, provide workers compensation insurance for Florida businesses, primarily in the construction, manufacturing, wholesale, retail and service industries.

     The Company's principal executive offices are located at 2310 A-Z Park Road, Lakeland, Florida 33801, telephone: (941) 665-6060.

LIBERTY

     Boston-based Liberty Mutual Insurance Company, together with its subsidiaries ("Liberty Mutual Group"), is a diversified financial services company, with more than $10 billion in consolidated revenue, more than $45 billion in consolidated assets and an additional $54 billion in assets under management. Liberty Mutual Group ranks 132nd among the Fortune 500 largest corporations in the United States. It also has received an "A+" (Superior) financial strength rating from the A.M. Best Company, an independent rating organization in the insurance industry.

     One of the largest multi-line insurers in the property and casualty industry, Liberty Mutual Group has been the leading provider of workers compensation insurance, programs and services in the United States for more than 60 years.

     Liberty Mutual Group also provides a wide range of products and services, including general liability, commercial auto and business property insurance; group life and disability insurance; private passenger auto and homeowners insurance; individual life insurance and annuities; international programs; and financial services. Liberty Mutual Group is recognized as a world leader in occupational health and safety services.

     Liberty Mutual Group employs 29,000 people in more than 500 offices throughout the world. Liberty's principal executive offices are located at 175 Berkeley Street, Boston, Massachusetts 02117, telephone: (617)357-9500.

ACQUISITION SUB

     Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty, is a Florida corporation organized for the sole purpose of effectuating the Merger. Until the consummation of the Merger, it is not anticipated that Acquisition Sub will have any significant assets or liabilities (other than those arising under the Merger Agreement or in connection with the Merger and the transactions contemplated thereby) or engage in any activities other than those incident to its formation and capitalization and the Merger. The principal executive offices of Acquisition Sub are the same as Liberty Mutual Group.

                                   THE MERGER

     The following describes certain information pertaining to the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Exhibits hereto, including the Merger Agreement, a copy of which is set forth in Exhibit A to this Proxy Statement and is incorporated herein by reference. All shareholders are urged to read the Exhibits in their entirety.

GENERAL

     The Merger Agreement provides that Acquisition Sub will merge with and into the Company, which shall be the surviving corporation of the Merger and become a wholly owned subsidiary of Liberty. At the time the Merger becomes effective, each outstanding share of Common Stock (excluding shares held by the Company as treasury stock or owned by any of the Company's subsidiaries) shall cease to be outstanding and shall be converted into and exchanged for the right to receive $33.00 per share, without interest. If the Merger Agreement is approved and adopted at the Special Meeting, all required consents and approvals are obtained, and all other conditions of the obligations of the parties to consummate the Merger are either satisfied or waived (as permitted), the Merger will be consummated.

BACKGROUND OF THE MERGER

     For over fifteen years, the Company operated as a group self-insurance fund, providing a means for Florida employers to self insure for workers compensation insurance on a group basis. Following reforms of the Florida workers compensation market in 1994, competition for workers compensation business increased substantially and group self insurance became less competitive. In reaction, the Company completed a plan of conversion from a group self-insurance fund to a stock property and casualty insurance company (the "Conversion"), which included an initial public offering of common stock (the "IPO"), in May 1997. The Conversion and IPO provided the Company with capital and enabled it to offer more competitive non-assessable indemnity products in the marketplace.

     Approximately six months after the IPO, the Company began having discussions with its financial advisors, AAI and Raymond James (together, the "Financial Advisors"), regarding strategic and financial alternatives available to the Company. The insurance industry generally, with the workers compensation industry in Florida being no exception, had been experiencing a fair amount of consolidation and repositioning among insurers in recent years. The Company believed that it should stay abreast of any available opportunities for increasing shareholder value, consistent with its plan of operation articulated at the time of the IPO, which included permitting the Company to grow and perhaps diversify its business activities through strategic partnerships. In addition, the Company was particularly interested in addressing certain challenges facing the Company including: (i) its position as a mono-line insurance company with over 90% of its revenue in a single state; (ii) capital constraints and its relatively small tangible net worth; and (iii) competitive market conditions for workers' compensation insurance.

     During December 1997 and January 1998, the Financial Advisors had preliminary conversations with the Company and with other participants in the workers compensation industry to explore alternatives available to the Company. On January 19, 1998, the Financial Advisors met with the Company to review the strategic and financial alternatives available to the Company. The Company executed an engagement letter with AAI in February 1998, and with Raymond James in March 1998, pursuant to which the Company retained the Financial Advisors to assist and advise the Company in formulating and evaluating strategic and financial alternatives, which could include providing a financial analysis of any of the following potential transactions: divestitures, acquisitions, recapitalization or a sale transaction.

     On March 11, 1998, the Financial Advisors met with the Company to discuss and review recent trends in the Company's business and complete other due diligence on the Company. In addition, the Company and the Financial Advisors discussed and reviewed a list of certain potential strategic partners.

     During March and April 1998, the Financial Advisors completed additional due diligence on the Company, conducted a financial analysis of the Company, reviewed certain information on the potential strategic partners, and began developing confidential information describing the Company. The Financial Advisors continued to have conversations with certain potential strategic partners and to distribute certain materials for them to review. A total of 12 potential strategic partners were contacted. Of the 12 initial contacts, eight reviewed public materials describing the Company, five of which then failed to pursue any transaction with the Company. Three companies, including Liberty, signed confidentiality agreements and received certain non-public financial and business information. Of these three companies, only Liberty then provided an indication of interest.

     On May 15, 1998, senior management from the Company and representatives from the Financial Advisors met with management from Liberty at the Company's offices in Florida. During this meeting, the Company presented an overview of the operations of the Company and recent developments. Liberty presented an overview of its operations to the Company.

     On June 3, 1998, the Financial Advisors received a preliminary non-binding indication of interest from Liberty which proposed cash consideration in the range of $180 to $200 million including the redemption of outstanding preferred stock and the assumption of outstanding bank debt. During discussions with Liberty the following day, the Company indicated that it was dissatisfied with the preliminary indication of interest. On June 5, Liberty submitted a revised preliminary non-binding indication of interest which proposed cash consideration of $233.4 million including the redemption of outstanding preferred stock and the assumption of outstanding bank debt, which translated into a $33.00 per share purchase price. The last reported sale price of the Company's Common Stock on the Nasdaq National Market on June 4, 1998 was $24.75 per share.

     On June 6, 1998, the Company met with the Board to discuss Liberty's possible interest in a business combination. In addition, the Board discussed and then authorized the Company to allow Liberty to engage in due diligence meetings with the Company. Liberty had requested a period of 20 business days to complete due diligence procedures and to prepare and negotiate a definitive agreement. On June 7, the Company agreed to allow Liberty access to Company personnel and records and not to solicit or engage in discussions with any other potential strategic partner that might initiate contact with the Company or the Financial Advisors for a period of 20 business days.

     On June 11 and 12, Liberty conducted due diligence on the Company and met with senior management and representatives of the Company at its offices in Florida.

     On June 12, the Board of Directors met with representatives of the Financial Advisors and with representatives of Alston & Bird LLP ("Alston & Bird"), legal counsel to the Company. During this meeting, the Board reviewed the process by which the Financial Advisors had contacted and provided information to a number of potential strategic partners, including Liberty. The Financial Advisors also discussed with the Company their preliminary valuation analysis of the Company. The Board authorized the officers and representatives of the Company to pursue negotiations with Liberty.

     During the weeks of June 15 and June 22, 1998, Liberty continued and completed its due diligence, and the parties negotiated the terms of a definitive agreement.

     On June 29, the Board of Directors of the Company again met with the Financial Advisors and Alston & Bird to discuss the proposed terms of the Merger, as set forth in a draft Merger Agreement. At this meeting, the directors gave further consideration to whether any other alternatives, such as seeking to acquire a complementary business, seeking to dispose of any part of the business that might generate substantial gain for the shareholders, or taking no action and leaving the Company unchanged, might present a better value for the shareholders of the Company, and they received and considered the advice of the Financial Advisors with respect to the fairness of the proposed transaction with Liberty. During the meeting, Alston & Bird led a discussion of the draft Merger Agreement, and AAI summarized the results of its analyses undertaken for purposes of rendering an opinion relating to the proposed transaction with Liberty. Such analyses included a review of the price history of the Common Stock, a comparison of the Company with other publicly traded companies and an analysis of the proposed transaction in comparison to selected other acquisition transactions in the property and casualty insurance industry. AAI's presentation also included a discounted cash flow analysis for the Company. These analyses are summarized elsewhere in this Proxy Statement. See "-- Opin-ion of Financial Advisor." AAI also rendered its opinion in writing as of June 29, 1998, that as of such date and subject to the assumptions and limitations identified in the opinion, the Merger Consideration to be received by the shareholders of the Company is fair to such shareholders from a financial point of view. See "-- Opinion of Financial Advisor."

     In light of the substantial uncertainty as to whether any alternative to a sale of the Company would present a better value for the shareholders, and in light of the premium price being offered by Liberty, the Board of Directors of the Company concluded that the Liberty proposal was the best transaction reasonably available under the circumstances and that it offered a better opportunity for enhancing shareholder value than the continuation of the Company as an independent company. The Board determined that the Merger was fair to and in the best interests of the Company's shareholders and the Board unanimously approved and adopted the Merger Agreement. The Merger Agreement was executed by the parties later on June 29, and a press release announcing the proposed transaction was issued before the commencement of trading on June 30, 1998.

REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     At the meeting of the Board of Directors held on June 29, 1998, after consultation with the Company's management, Financial Advisors and legal counsel, the Board of Directors approved the Merger Agreement and the transactions contemplated thereby, authorized the execution, delivery and performance of the Merger Agreement and adopted a resolution recommending to the shareholders of the Company the approval and adoption of the Merger Agreement and the consummation of the Merger.

     In reaching its conclusion that the terms of the Merger Agreement are in the best interests of the Company and its shareholders, the Board of Directors considered the following factors:

          1. The current and historical financial condition and results of operations of the Company, which show that the Company has a relatively small tangible net worth.

          2. The projected financial condition, results of operations, prospects and strategic objectives of the Company, as well as the risks involved in achieving those prospects and objectives, in light of current and expected future competitive and regulatory conditions, the Company's limited capital resources, and the capital requirements associated with a plan of future growth through increased sales, new products and acquisitions.

          3. The substantial uncertainty as to whether any other strategic alternatives available to the Company would maximize shareholder value.

          4. The discussions with the Financial Advisors at the Board meetings on June 12 and 29, and the presentation of the Financial Advisors at the June 29 meeting as to various financial matters deemed relevant to the Board's consideration and supporting AAI's opinion, including, among other things, (i) an analysis of certain historical business and financial information relating to the Company, (ii) a review of the historical stock prices and trading volumes of shares of the Common Stock, (iii) a review of comparable transactions and premiums paid in such transactions, and (iv) a discounted cash flow valuation of the Company.

          5. The fact that the $33.00 per share to be received by the holders of the Common Stock in the Merger represents an approximately 33% premium over the last reported sale price of $24.75 per share on June 29, 1998 (the last trading day prior to the Company's public announcement of the execution of the Merger Agreement).

          6. The relationship of the $33.00 per share Merger Consideration to the historical market price of the Common Stock, which has ranged from $11.00 to $26.63 per share during the period of time beginning with the date that the IPO was effective through June 29, 1998. Also, the Board considered the relationship of the $33.00 per share Merger Consideration to the Company's book value per share, which was approximately $18.00 as of March 31, 1998, the last quarterly data available to the Board prior to the June 29 meeting.

          7. Discussions (described above under "-- Background of the Merger") with other parties as to possible transactions, as the result of contacts initiated by or made to the Company or the Financial Advisors, and the lack of interest by those other parties in pursuing possible transactions with the Company.

          8. Limitations on the Company's growth resulting from competitive market conditions in the workers compensation industry and the Company's status as a mono-line insurer with over 90% of its revenues in a single state.

          9. The written opinion of AAI to the Board of Directors dated June 29, 1998 that, based upon and subject to various considerations and assumptions set forth therein, the Merger Consideration is fair to the shareholders from a financial point of view.

          10. The terms and conditions of the Merger Agreement and the course of the negotiations resulting in the execution thereof, including the terms of the Merger Agreement that permit the Board of Directors, in the exercise of its fiduciary duties, (i) to furnish information to or participate in negotiations with any third party that initiates such discussions in connection with any Acquisition Proposal, and (ii) to terminate the Merger Agreement in certain circumstances. The Board of Directors noted that the Merger Agreement provides that, in certain circumstances, the Company would be obligated to pay Liberty a termination fee of $10 million plus expenses.

          11. The fact that the Merger cannot be consummated unless the approval of the holders of at least a majority of the outstanding shares of Common Stock is obtained.

          12. The likelihood that the proposed acquisition would be consummated, including the likelihood of satisfaction of the conditions to the Merger contained in the Merger Agreement, as well as the experience, reputation and financial condition of Liberty.

     The Board of Directors of the Company has concluded that the Merger and the Merger Consideration are fair to the shareholders of the Company and recommends that the shareholders vote in favor of the Merger. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the Merger Consideration, the Board of Directors did not find it practicable to assign relative weights to the factors considered in reaching its decision and, therefore, the Board of Directors did not quantify or otherwise attach relative weights to the specific factors considered by the Board. There were no factors considered that the Board believes did not support its determination that the Merger is fair, or that did not support its recommendation that the shareholders approve the Merger.

OPINION OF FINANCIAL ADVISOR

     AAI was retained by the Company to serve as a financial advisor in the Company's consideration of financial alternatives. As part of this engagement, AAI was asked to render an opinion as to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Common Stock pursuant to the Merger Agreement and the transactions contemplated thereby.

     AAI delivered a written opinion to the Board of Directors of the Company on June 29, 1998 that, as of such date, based upon and subject to certain assumptions, factors and limitations set forth in such opinion, the Merger Consideration to be received by holders of Common Stock pursuant to the Merger Agreement was fair to such holders, from a financial point of view.

     THE FULL TEXT OF AAI'S WRITTEN OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT AND SHOULD BE READ IN ITS ENTIRETY. AAI'S OPINION WAS PREPARED FOR THE BOARD OF DIRECTORS OF THE COMPANY AND ADDRESSES ONLY THE FAIRNESS OF THE MERGER CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF COMMON STOCK FROM A FINANCIAL POINT OF VIEW. THE AAI OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE WITH

RESPECT TO THE PROPOSED MERGER. THE SUMMARY OF THE AAI OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

     In connection with this opinion, AAI has reviewed the Merger Agreement and certain related documents and held discussions with certain senior officers and other representatives and advisors of the Company concerning the businesses, operations and prospects of the Company. AAI examined certain publicly available business and financial information relating to the Company, as well as certain financial information and other data for the Company that were provided to, or otherwise discussed with, AAI by the management of the Company. AAI reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to: (i) current and historical market prices and trading volumes of Common Stock; (ii) the Company's financial and other operating data; and (iii) the capitalization and financial condition of the Company. AAI also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which AAI considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other publicly traded companies whose operations were considered relevant by AAI in evaluating those of the Company.

     In rendering its opinion, AAI assumed and relied upon the accuracy and completeness of the financial and other information reviewed by it and did not make or obtain or assume any responsibility for independent verification of such information. In addition, AAI did not make an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries. With respect to the financial data, AAI assumed it has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. AAI assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. AAI also assumed that the final forms of all documents will not differ in any material respect from the drafts of such documents reviewed by AAI as of the date of AAI's written opinion.

     The following is a summary of the material analyses AAI employed in connection with its opinion dated June 29, 1998, which analyses were provided to the Board at both its June 12 meeting and again at its June 29 meeting.

     Discounted Cash Flow Analysis. AAI prepared a discounted cash flow analysis ("DCF") to calculate a present value of the stand-alone cash flows for the Company. In preparing the DCF, AAI projected future earnings of the Company's Insurance Subsidiaries and the future cash flows of the Company's administrative subsidiaries through the year 2003. For the Company's Insurance Subsidiaries, AAI used net earnings available for dividends as a proxy for cash flows because of the regulated nature of insurance companies. The estimated cash flows were discounted using a range of discount rates ranging from 11% to 15%. The discount rate range was selected based upon assumptions regarding required returns on the common stock of insurance companies, the Company's weighted average cost of capital and expected annual rates of return for the Company. AAI calculated terminal values of the Company at the year ended 2003 based on the perpetuity method (i.e., year 2003 cash flows divided by the discount rate minus the long term real growth rate). AAI assumed long term real growth rates ranging from 1% to 4%. AAI added to the present value of the cash flows the terminal value in year 2003 and discounted the terminal value using the same range of discount rates as were used to discount the cash flows. Based on this analysis, AAI calculated implied values of the Common Stock ranging from $15.44 to $36.22 per share. The implied per share value of the Common Stock, at a 2% long term real growth rate, ranged from $16.55 at a 15% discount rate to $28.54 at an 11% discount rate.

     Comparable Public Company Analysis. AAI reviewed publicly available financial and stock market data for a select group of companies whose businesses were deemed relevant to the Company's. This group included: Argonaut Group, Inc.; Fremont General Corporation; Meadowbrook Insurance Group, Inc.; Mutual Risk Management Ltd.; PAULA Financial; Pennsylvania Manufacturers Corporation; RTW, Inc.; Superior National Insurance Group, Inc.; and Zenith National Insurance Corp. (collectively, the "Public Company Comparables"). For each company in the Public Company Comparables, AAI calculated multiples of: (i) market price to latest twelve month ("LTM") GAAP operating earnings per share ("LTM P/E"); (ii) market price to median estimated 1998 GAAP operating earnings per share ("1998 P/E"); (iii) market price to median estimated 1999 GAAP operating earnings per share ("1999 P/E");
(iv) market price to latest quarter ended ("LQE") FASB 115 adjusted GAAP common equity; and (v) market price to LQE FASB 115 adjusted tangible GAAP common equity.

     The analysis indicated the Public Company Comparables traded at: (i) a LTM P/E range of 15.6x to 28.5x with a median of 23.0x; (ii) a 1998 P/E range of 13.3x to 25.5x with a median of 16.5x; (iii) a 1999 P/E range of 11.2x to 21.0x with a median of 14.0x; (iv) a market price to LQE FASB 115 adjusted GAAP common equity range of 1.05x to 2.30x with a median of 1.58x; and (v) a market price to LQE FASB 115 adjusted tangible GAAP common equity range of 1.05x to 5.40x with a median of 1.59x.

     Comparable Transactions Analysis. AAI reviewed the consideration paid in certain acquisition and business combination transactions ("Comparable Transactions") in the workers compensation insurance industry involving companies whose businesses were deemed similar to the Company's. The transactions included: WellPoint Health Networks/UniCare Financial Corp.; Sierra Health Services, Inc./CII Financial, Inc.; Superior National Insurance Group, Inc./Pac Rim Holding Corporation; Fremont General Corporation/Industrial Indemnity Holdings, Inc.; Zenith Insurance Company/RISCORP, Inc.; and Superior National Insurance Group/Business Insurance Group Inc. As part of its Comparable Transactions analysis, AAI reviewed several multiples of consideration typically evaluated in acquisition and business combination transactions in the workers compensation insurance industry. Due to the poor operating performance of many of the acquired companies reviewed in the Comparable Transactions, AAI deemed only certain multiples relevant. For each Comparable Transaction, AAI calculated multiples of consideration to: (i) LTM gross premiums written; and (ii) LQE GAAP common equity.

     The analysis indicated the following multiples from the Comparable
Transactions: (i) LTM gross premiums written of 0.47x to 1.51x with a median of 0.74x; and (ii) an LQE GAAP common equity range of 1.00x to 2.91x with a median of 1.35x.

     In addition to the Comparable Transactions, AAI reviewed the consideration paid in certain acquisition and business combination transactions of property and casualty insurers ("P&C Transactions"). AAI reviewed 42 P&C Transactions, both completed and pending, over a period from August 1992 through June 1998. For each P&C Transaction, AAI calculated multiples of consideration to: (i) LTM GAAP net income; and (ii) LQE GAAP common equity.

     The analysis indicated the following multiples from the P&C Transactions:
(i) an LTM GAAP net earnings range of 5.3x to 26.8x with a median of 15.2x; and
(ii) an LQE GAAP common equity range of 0.50x to 4.10x with a median of 1.56x.

     AAI noted that the $33.00 per share Merger Consideration to be received by holders of Common Stock pursuant to the Merger represented multiples of: (i) 19.4x LTM GAAP operating earnings; (ii) 18.5x 1998 estimated GAAP operating earnings; (iii) 16.9x 1999 estimated GAAP operating earnings; (iv) 2.22x LQE GAAP common equity; (v) 2.41x LQE FASB 115 adjusted GAAP common equity; (vi) 7.00x LQE FASB 115 adjusted tangible GAAP common equity; and (vii) 0.96x LTM gross premiums written.

     Control Premium Analysis. AAI prepared an analysis of the premiums over market stock price paid in excess of public market prices for completed transactions announced since March 1, 1997, where over 90% of a publicly traded company was acquired in a transaction valued between $100 million and $500 million and where the consideration was paid in cash. The median premium for the stock price as of one day, one week and four weeks prior to the announcement was: 22.7%, 31.0% and 33.2%, respectively.

     AAI noted that the Merger Consideration to be received by holders of Common Stock pursuant to the Merger represented premiums of 28.2%; 26.3% and 28.2% for the stock price as of one day, one week and four weeks, respectively, prior to announcement. The announcement date was defined to be June 30, 1998, the date on which the Company issued a press release announcing it had signed an agreement to be acquired by Liberty.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, AAI considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of AAI's analyses, without considering all analyses, would create an incomplete view of the process underlying the AAI opinion. In addition, AAI may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be AAI's view of any actual value of the Company.

     In performing its analysis, AAI made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters. The analyses performed by AAI are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of AAI's analysis of whether the Merger Consideration to be received by holders of Common Stock pursuant to the Merger is fair, from a financial point of view, and were provided to the Board in connection with the delivery of the AAI opinion. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company or AAI, none of the Company, AAI, or any other person assumes responsibility if future results are materially different from those projected.

     AAI is an internationally recognized investment banking and financial advisory firm. AAI, as part of its investment banking business, is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. AAI is a full service securities firm engaged in securities trading and brokerage activities. In the ordinary course of business, AAI may actively trade securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     The Company retained AAI as its financial advisor by letter agreement dated February 24, 1998 (the "AAI Engagement Letter"). In the AAI Engagement Letter, the Company agreed to pay AAI a fee of $250,000 for rendering its opinion in connection with the Merger. The opinion fee is fully creditable against a transaction fee that the Company has agreed to pay to AAI upon consummation of the Merger. The Company also has retained Raymond James as a financial advisor pursuant to an engagement letter dated March 4, 1998, and the aggregate fee payable to both Financial Advisors upon consummation of the Merger is approximately $3.5 million. Of that amount, AAI will receive approximately $2.1 million. In addition, the Company has agreed to reimburse the out-of-pocket expenses of both Financial Advisors, whether or not the Merger is consummated, and to indemnify the Financial Advisors in certain circumstances.

INTERESTS OF CERTAIN PERSONS IN THE MERGER; CERTAIN RELATIONSHIPS

     Voting Agreements. Each of the directors and executive officers of the Company has entered into a Voting Agreement with Liberty and the Company pursuant to which each such individual has agreed to vote all shares of Common Stock beneficially owned by him in favor of the Merger Agreement and the Merger and against any competing transaction. In addition, each Voting Agreement grants an irrevocable proxy to certain specified officers of Liberty to vote such shares of Common Stock. The Voting Agreements will expire on December 31, 1998 unless a competing transaction is commenced on or before that date, in which event they will expire on December 31, 1999. The directors and executive officers as a group own 527,624 shares of Common Stock entitled to vote at the Special Meeting, constituting approximately 9.1% of all such shares.

     Option Agreements. Greg C. Branch, Chairman of the Board of the Company, William B. Bull, President, Chief Executive Officer and a director of the Company, Russell L. Wall, Chief Financial Officer of the Company, and C.C. Dockery, a director of the Company, have each entered into an Option Agreement with Liberty and the Company, pursuant to which each individual has granted Liberty an option to purchase the shares of Common Stock beneficially owned by such individual at a price of $33.00 per share. The Option Agreements will expire on December 31, 1998 unless a competing transaction is commenced on or before that date, in which event they will expire on December 31, 1999. Messrs. Branch, Bull, Wall and Dockery beneficially own in the aggregate 863,222 shares of Common Stock, constituting approximately 14.9% of the total issued and outstanding Common Stock.

     Bull Employment Agreement. The Company and Mr. Bull have entered into the Bull Employment Agreement, which will become effective at the Effective Time and will replace and supersede the Employment and Confidentiality Agreement dated May 28, 1997 between the Company and Mr. Bull. The new Bull Employment Agreement provides that the Company will pay Mr. Bull an annual base salary of $250,000 and will provide him the opportunity to earn up to $250,000 per year as a bonus based upon the Company's attainment of certain quantitative and qualitative operational results. Mr. Bull has agreed to remain employed as the Company's Chief Executive Officer for up to 12 months after a successor CEO is designated, with a total term under the Bull Employment Agreement not to exceed 36 months. Following termination or expiration of the Bull Employment Agreement, Mr. Bull will be subject to certain restrictions on competition for a period of three years.

     Cancellation of Outstanding Options. The Company has issued options to purchase 500,000 shares of Common Stock, all of which are held by the directors and executive officers of the Company and all of which have exercise prices of $11.00 per share. All of such options are fully vested and exercisable. Pursuant to the Merger Agreement, at the Effective Time, all of such options shall be cancelled in exchange for a cash payment per share from Liberty of $22.00, which is the difference between $33.00 and the applicable option exercise price.

     Indemnification. Directors and executive officers of the Company will also benefit from the provision of indemnification and directors' and officers' liability insurance after the Merger. See "THE MERGER
AGREEMENT -- Indemnification and D&O Insurance."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The receipt of cash for Common Stock pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Code, and also may be a taxable transaction under applicable state, local, foreign and other tax laws.

     In general, a shareholder will recognize gain or loss equal to the difference between the tax basis for the Common Stock held by such shareholder and the amount of cash received in exchange therefor. Such gain or loss will be a capital gain or loss if the shares of Common Stock are capital assets in the hands of the shareholder. Long-term capital gains recognized in 1998 by shareholders who are individuals are taxable at a maximum rate of 28% (as compared with a maximum rate of 39.6% on ordinary income). Corporations generally are subject to tax at a maximum rate of 35% on both capital gains and ordinary income. The distinction between capital gain and ordinary income may be relevant for certain other purposes, including the taxpayer's ability to utilize capital loss carryovers to offset any gain recognized.

     The foregoing discussion may not be applicable to shareholders who acquired their Common Stock pursuant to the exercise of options or other compensation arrangements, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Code.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING TAX LAW AS OF THE DATE OF THIS PROXY STATEMENT, WHICH MAY DIFFER AT THE EFFECTIVE TIME. EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH SHAREHOLDER OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

     The Merger will be accounted for as a "purchase" as that term is used under generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time.

CERTAIN LITIGATION

     The Company is party to various legal and administrative proceedings, all of which management believes constitute ordinary routine litigation incident to the business conducted by the Company or are not material in amount.

REGULATORY APPROVALS


     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger may not be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and the applicable waiting period has expired or been terminated early. Liberty and the Company filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on July 10, 1998, and received early termination on July 17, 1998.


     In addition, the insurance holding company system laws of the State of Florida applicable to the Company and its Insurance Subsidiaries generally provide that no person may acquire control of the Company unless such person has provided certain required information to, and the acquisition has been approved by, the Florida DOI. In accordance with these laws, Liberty has filed an application with the Florida DOI requesting approval of the Merger and such application is presently pending.

DELISTING AND DEREGISTRATION OF COMMON STOCK

     If the Merger is consummated, the Common Stock will no longer be listed on Nasdaq and will be deregistered under the Exchange Act.

EFFECT ON SERIES A PREFERRED STOCK

     The Company presently has outstanding 1,639,701 shares of Series A Preferred Stock. At the Effective Time, all such shares shall be redeemed in accordance with the terms of the Company's articles of incorporation, which require the payment in cash of $10 per share plus all cumulated and unpaid dividends at the rate of 4% per annum.

                              THE MERGER AGREEMENT

     The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the text of the Merger Agreement, a copy of which is included herein as Exhibit A and incorporated by reference. Shareholders are urged to read the Merger Agreement in its entirety.

EFFECTIVE TIME

     The Effective Time of the Merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Florida as required by the FBCA or at such later time as is specified in the certificate of merger. It is anticipated that the certificate of merger will be filed as promptly as practicable after approval and adoption of the Merger Agreement by the shareholders of the Company at the Special Meeting. Such filing will be made, however, only upon satisfaction or waiver of all conditions to the Merger contained in the Merger Agreement.

MERGER CONSIDERATION

     As a result of the Merger, each outstanding share of Common Stock (except shares held by the Company as treasury stock or owned by any of the Company's subsidiaries) will be converted into the right to receive the Merger Consideration of $33.00 in cash, without interest. Each share of Common Stock held by the Company as treasury stock will be canceled without consideration.

DELIVERY OF MERGER CONSIDERATION

     At the Effective Time, Liberty will deposit with ChaseMellon Shareholder Services, LLC (the "Paying Agent") funds equal to the aggregate Merger Consideration owed to holders of the Common Stock (the "Payment Fund"). The Paying Agent shall, as soon as practicable after the Effective Time, mail to each holder of Common Stock instructions with regard to the surrender of certificates formerly representing shares of Common Stock, together with the letter of transmittal to be used for that purpose. The Paying Agent shall accept certificates previously representing Common Stock upon compliance with such terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any Merger Consideration to be paid (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate representing shares of Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrender to the Paying Agent as generally described herein, each certificate representing shares of Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration with respect to each such share. No interest will be paid or will accrue on any Merger Consideration payable.

     SHAREHOLDERS SHOULD NOT SUBMIT ANY STOCK CERTIFICATES FOR COMMON STOCK AT THE PRESENT TIME.

     Any portion of the Payment Fund that remains undistributed to the holders of the certificates representing shares of Common Stock for six months after the Effective Time shall be delivered to Liberty, upon demand, and any holders of shares of Common Stock who have not theretofore submitted their certificates to the Paying Agent shall thereafter look only to Liberty for payment of their claim for any Merger Consideration.

     None of Liberty, the surviving corporation or the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any governmental agency or regulatory authority), any Merger Consideration payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Liberty, free and clear of all claims or interest of any person previously entitled thereto.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the Company, Liberty and Acquisition Sub relating to, among other things, the following matters (which representations and warranties are subject, in certain cases, to specified exceptions): (a) due incorporation, corporate existence, good standing and similar corporate matters with respect to each of the Company, Liberty and Acquisition Sub; (b) corporate power and authority to enter into, and the valid and binding execution and delivery of, the Merger Agreement by each such party; (c) the absence of any governmental authorization, consent, or approval required to consummate the Merger, except as disclosed; and (d) the Merger Agreement and the Merger not resulting in contraventions or conflicts with respect to the articles of incorporation or bylaws and violations of laws, regulations, judgments, injunctions, orders or decrees relating to the Company and its subsidiaries, Liberty or Acquisition Sub.

     In the Merger Agreement, the Company has made certain additional representations and warranties to Liberty and Acquisition Sub relating to the certain customary matters, including, but not limited to the following (which representations and warranties are subject, in certain cases, to specified exceptions): (a) the capital structure of the Company and its subsidiaries; (b) the delivery to Liberty of certain documents filed by the Company with the Commission and the accuracy of the information contained in such documents; (c) the fair presentation of certain financial statements of the Company; (d) title to assets; (e) absence of certain changes and no undisclosed liabilities; (f) tax matters; (g) material contracts; (h) employee and labor relations; (i) employee benefits; (j) reinsurance and retrocessions; (k) environmental matters;
(l) portfolio investments; (m) reserves; and (n) the statutory financial statements of the Company's Insurance Subsidiaries.

CONDUCT OF THE BUSINESS PRIOR TO CLOSING

     The Company has agreed in the Merger Agreement that until consummation of the Merger the Company and its subsidiaries will conduct their businesses in the ordinary course consistent with past practice and (except for acts in connection with the Merger) will use all reasonable efforts to preserve intact their business organizations and keep available the services of their key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, the Company has agreed that, without the consent of Liberty, the Company will not
(a)(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Company's outstanding capital stock, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares (other than shares of the Common Stock purchased as employee investments under the Summit Holding Southeast, Inc. Amended and Restated Retirement Plan dated September 1, 1997); (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of shares of Common Stock upon exercise of options to purchase shares of Common Stock outstanding on the date of the Merger Agreement; (c) amend its charter, by-laws or other comparable charter or organizational documents; (d) acquire any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof; (e) sell, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets that are material to the Company and its subsidiaries; (f)(i) incur any indebtedness for borrowed money (other than incurred in the ordinary course of business pursuant to the Company's existing line of credit) or guarantee any such indebtedness of another person or (ii) make any loans or advances to any other person, other than to any direct or indirect wholly owned subsidiary of the Company and other than routine advances to employees; (g) make any tax election (other than elections required by law and made in the ordinary course of business not giving rise to additional material tax liabilities) or settle or compromise any tax liability that could reasonably be expected to be material to the Company and its subsidiaries; (h) pay, discharge, settle or satisfy any claims, liabilities or obligations, other than the payment, discharge or satisfaction, in the ordinary course of business or in accordance with their terms (or on terms more favorable to the Company), of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the documents filed with the Commission or incurred since the date of such financial statements in the ordinary course of business; (i) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which the Company or any subsidiary is a party or waive, release or assign any material rights or claims thereunder; or (j) authorize any of, or commit or agree to take any of, the foregoing actions.

NO SOLICITATION

     The Company has agreed that, prior to the Effective Time or earlier termination of the Merger Agreement, neither it nor any of its subsidiaries shall permit any officer, director, employee, or any investment banker, attorney or other advisor or representative to (i) solicit, initiate or encourage the submission of any Acquisition Proposal, as defined below, or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, the Company and its subsidiaries and their officers, directors, employees, investment bankers, attorneys and other advisors and representatives may furnish information with respect to and participate in negotiations regarding an Acquisition Proposal if, following the receipt of such Acquisition Proposal, the Board of Directors determines in good faith, following consultation with outside counsel, that in order to comply with the directors' fiduciary duties to shareholders under applicable law it is necessary for the Board to withdraw or modify its approval of the Merger Agreement, approve or recommend the Acquisition Proposal, enter into an agreement with respect to the Acquisition Proposal, or terminate the Merger Agreement. "Acquisition Proposal" is defined to include any proposal with respect to a merger, consolidation, share exchange or similar transaction involving the Company or any subsidiary, or any purchase of all or any significant portion of the assets of the Company or any subsidiary, or any equity interest in the Company or any subsidiary, other than the transactions contemplated by the Merger Agreement or any other similar transaction with Liberty or any of its affiliates.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding approval of the Merger Agreement by the shareholders of the Company: (a) by mutual written consent of the Company and Liberty; (b) by either the Company or Liberty if (i) the Merger Agreement fails to receive the requisite vote for approval by the shareholders of the Company, (ii) the Merger has not been consummated by December 31, 1998, (iii) any governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable or (iv) the Board of Directors of the Company shall (x) withdraw or modify, in a manner adverse to Liberty or the Acquisition Sub, the approval or recommendation by the Board of Directors of the Merger Agreement or the Merger, (y) approve or recommend any Acquisition Proposal, or (z) enter into any agreement with respect to any Acquisition Proposal.

TERMINATION FEE AND EXPENSES

     If an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to the Company on or before December 31, 1998 and (i) the Board of Directors withdraws or modifies, in a manner adverse to Liberty or Acquisition Sub, its approval or recommendation of the Merger Agreement or approves or recommends such Acquisition Proposal, (ii) the Company or any of its subsidiaries enters into an agreement with respect to, or consummates, such Acquisition Proposal, or (iii) following the commencement, public proposal, public disclosure or communication of an Acquisition Proposal to the Company, the requisite approval of the Company's shareholders for the Merger is not obtained at the Special Meeting, the Company shall (X) reimburse Liberty for all reasonable expenses incurred in connection with the Merger upon demand and (Y) in the event any Acquisition Proposal is consummated on or before December 31, 1999, pay immediately to Liberty the sum of $10 million.

     Except as set forth above, the Merger Agreement provides that all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The respective obligations of the Company, on the one hand, and Liberty and Acquisition Sub, on the other hand, to consummate the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions, among others: (a) approval and adoption of the Merger Agreement and the Merger by the holders of a majority of the issued and outstanding shares of Common Stock at the Special Meeting; (b) the absence of any decree, injunction or other order (whether temporary, preliminary or permanent) issued, enforced or entered prohibiting the consummation of the Merger; (c) the receipt of all required authorizations, consents and approvals of governmental and regulatory authorities; (d) the material truth and correctness of all representations and warranties of the Company stated in the Merger Agreement; and (e) the performance of and compliance with, in all material respects, all agreements and obligations contained in the Merger Agreement and required to be performed or complied with at or prior to the Effective Time by the respective parties to the Merger Agreement. In the event that a party to the Merger Agreement waives a material condition to the Merger, the Company will notify the holders of the Common Stock and resolicit proxies therefrom.

INDEMNIFICATION AND D&O INSURANCE

     The Merger Agreement provides that, upon and following consummation of the Merger, except to the extent prohibited by law, Liberty and the surviving corporation jointly and severally shall indemnify Mr. Wall, as an executive officer, and the directors of the Company for any and all actions taken by such persons in such capacities, regardless of whether a claim is asserted against such persons prior to, at or after the Effective Time and including, without limitation, the events leading up to the execution of the Merger Agreement. Liberty or the surviving corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a person covered by such indemnification.

     In addition, the Merger Agreement provides that the surviving corporation shall assume and honor any obligation of the Company immediately prior to the Effective Time with respect to the indemnification of any director, officer or employee of the Company arising out of the Company's articles of incorporation or bylaws as if such obligations were pursuant to a contract or arrangement between the Company and such indemnities and arising out of certain indemnification agreements with directors and Mr. Wall that were put into effect in May 1997.

     Liberty also has agreed to cause the Company's current officers' and directors' liability insurance to be continuously maintained in full force and effect without reduction of coverage for a period of six years after the Effective Time, provided that Liberty may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous to the indemnitees, and each of which is issued by an insurer having a claims-paying rating at least as good as the rating of the issuer of the Company's existing policy.

AMENDMENTS

     The Merger Agreement may not be amended prior to the Effective Time except by action of the Company, Liberty and Acquisition Sub set forth in a written instrument signed on behalf of each of the parties. After approval of the Merger Agreement by the shareholders of the Company at the Special Meeting and without the further approval of such shareholders, no amendment to the Merger Agreement may be made which will (i) reduce the Merger Consideration or (ii) adversely affect any of the other terms and conditions of the Merger Agreement.

                               SECURITY OWNERSHIP


     The following table sets forth certain information, as of July 31, 1998, regarding the beneficial ownership of the Company's Common Stock and Series A Preferred Stock by: (i) each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group. Except as otherwise noted, each shareholder has (i) sole voting and investment power with respect to such shareholder's shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to such shareholder's shares of stock.



                                                                                        SERIES A
                                                            COMMON STOCK             PREFERRED STOCK
                                                      ------------------------   -----------------------
                                                         SHARES                     SHARES
NAME AND ADDRESS                                      BENEFICIALLY    PERCENT    BENEFICIALLY   PERCENT
OF BENEFICIAL OWNER                                     OWNED(1)      OWNED(1)     OWNED(1)     OWNED(1)
-------------------                                   ------------    --------   ------------   --------
Third Point Management..............................     549,600(2)     9.49           0           0
     Company L.L.C.
  Third Point Partners L.P.
  Daniel S. Loeb
  277 Park Avenue, 26th Floor
  New York, New York 10172
FMR Corp. ..........................................     300,000(3)     5.18           0           0
  Fidelity Low-Priced Stock Fund
  Edward C. Johnson 3rd
  82 Devonshire Street
  Boston, Massachusetts 02109
William B. Bull.....................................     273,377(4)     4.63          22           *
Greg C. Branch......................................     274,237(5)     4.65         287           *
C.C. Dockery........................................     211,420(6)     3.60          39           *
Russell L. Wall.....................................     133,388(7)     2.28           0           0
Thomas R. Petcoff...................................      55,765(8)        *          11           *
John A. Gray........................................      43,405(9)        *           0           0
Robert Siegel.......................................      38,628(10)       *         175           *
Robert L. Noojin, Sr................................      37,131(11)       *           0           0
All directors and executive.........................   1,067,351(12)   16.96         534           *
  officers as a group (8 persons)


---------------

   * Less than one percent.

 (1) Each named person is deemed to be the beneficial owner of securities which may be acquired within 60 days after July 31, 1998 through the exercise of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by such person. However, any such shares are not deemed to be outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.


 (2) Such persons possess shared voting power and investment power with respect to the shares shown, except for 261,740 shares for which only Third Point Management Company L.L.C. and Mr. Loeb share voting and investment power.


 (3) Represents ownership by Fidelity Low-Priced Stock Fund, a wholly owned subsidiary of FMR Corp. Edward C. Johnson 3rd serves as Chairman of FMR Corp. Such information has been reported by such persons on Schedule 13G, filed with the Commission on February 11, 1998.


 (4) Includes 109,627 shares issuable upon exercise of currently exercisable stock options.


 (5) Includes 109,627 shares issuable upon exercise of currently exercisable stock options and 4,545 shares held by trusts for which Mr. Branch is the trustee.

 (6) Includes 85,170 shares issuable upon exercise of currently exercisable stock options.


 (7) Includes 58,438 shares issuable upon exercise of currently exercisable stock options.


 (8) Includes 36,564 shares issuable upon exercise of currently exercisable stock options.


 (9) Includes 34,860 shares issuable upon exercise of currently exercisable stock options.


(10) Includes 33,128 shares issuable upon exercise of currently exercisable stock options.


(11) Includes 32,586 shares issuable upon exercise of currently exercisable stock options.


(12) Includes 500,000 shares issuable upon exercise of currently exercisable stock options.


                         TRANSACTION OF OTHER BUSINESS

     The Board of Directors is not aware of any other matters that may be presented at the Special Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.

                              INDEPENDENT AUDITORS

     Representatives of Ernst & Young LLP will be present at the Special Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                             SHAREHOLDER PROPOSALS


     If the Merger is not consummated for any reason, proposals of shareholders intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices on or prior to March 10, 1999 to be eligible for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. Shareholders should mail any proposals by certified mail, return receipt requested.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 000-14960) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement:

          1. The Company's Transition Report on Form 10-K for the transition period from April 1, 1998 to December 31, 1998;

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

          4. The Company's Current Report on Form 8-K filed on July 10, 1998.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is or is deemed to be incorporated by reference herein) modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference.

     THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFI-

CALLY INCORPORATED BY REFERENCE TO SUCH DOCUMENTS) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT IS DELIVERED, ON WRITTEN OR ORAL REQUEST, IN THE CASE OF DOCUMENTS RELATING TO THE COMPANY, FROM SUMMIT HOLDING SOUTHEAST, INC., 2310 A-Z PARK ROAD, LAKELAND, FLORIDA 33801, ATTENTION: CORPORATE SECRETARY, TELEPHONE: (941) 665-6060. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, REQUESTS MUST BE RECEIVED BY SEPTEMBER 15, 1998.


                                          By order of the Board of Directors,

                                          /s/Thomas L. Clarke, Jr.
                                          Thomas L. Clarke, Jr.
                                          Secretary

Lakeland, Florida

August 28, 1998


     PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                       LIBERTY MUTUAL INSURANCE COMPANY,

                        SPACE MOUNTAIN ACQUISITION CORP.

                                      AND

                         SUMMIT HOLDING SOUTHEAST, INC.

                              DATED JUNE 29, 1998

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is entered into on June 29, 1998, by and among Liberty Mutual Insurance Company, a Massachusetts mutual insurance company ("Liberty"), Space Mountain Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Liberty (the "Acquisition Sub"), and Summit Holding Southeast, Inc., a Florida corporation ("Summit"). Liberty, the Acquisition Sub, and Summit are referred to collectively herein as the "Parties."

                             PRELIMINARY STATEMENT

     The respective Boards of Directors of Liberty, Acquisition Sub and Summit have approved the merger of the Acquisition Sub with and into Summit, pursuant to which (i) Summit would become a wholly-owned subsidiary of Liberty and (ii) the holders of the Common Stock, $.01 par value, of Summit ("Summit Common Stock") would receive, in exchange for each of their shares of Summit Common Stock, the Merger Consideration described below, all on the terms of and subject to the conditions set forth in this Agreement. The Board of Directors of Summit has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger (as defined herein), are fair to and in the best interests of the shareholders of Summit, (b) determined that the Merger Consideration to be paid in the Merger to the shareholders of Summit is fair to and in the best interests of such shareholders, and (c) approved this Agreement and the transactions contemplated hereby, including the Merger.

     Now, therefore, in consideration of the premises and the mutual representations, warranties and covenants herein contained, the Parties agree as follows.

     1. Definitions. Certain capitalized terms are used in this Agreement as specifically defined in Appendix 1 hereto.

     2. Basic Transaction.

     (a) The Merger. On and subject to the terms and conditions of this Agreement, the Acquisition Sub will merge into Summit (the "Merger") at the Effective Time in accordance with the provisions of the 1989 Florida Business Corporation Act (the "Florida Business Act"). Summit will be the corporation surviving the Merger (the "Surviving Corporation").

     (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to sec. 8(a), and subject to the satisfaction or waiver of the conditions set forth in sec. 7, the closing of the Merger (the "Closing") will take place at 11:00 p.m. on the third business day following the date on which the last of the conditions in sec. 7(a) shall have been fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Parties.

     (c) Effect of Merger.

     (i) General. Summit and the Acquisition Sub will file with the Florida Department of State on the Closing Date (or on such other date as the Parties may agree) duly prepared and executed Articles of Merger in a form prescribed by Liberty (the "Articles of Merger"). The Merger shall become effective at the time (the "Effective Time") Summit and the Acquisition Sub file the Articles of Merger with the Florida Department of State. The Merger shall have the effect set forth in the Florida Business Act. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Summit or the Acquisition Sub in order to carry out and effectuate the transactions contemplated by this Agreement.

     (ii) Articles of Incorporation. The Articles of Incorporation of the Acquisition Sub immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, except that the name of the Surviving Corporation shall continue to be Summit Holding Southeast, Inc.

     (iii) By-Laws. The By-Laws of Acquisition Sub immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation.

     (iv) Directors and Officers. The directors and officers of the Acquisition Sub immediately prior to the Effective Time shall become the directors and officers of the Surviving Corporation at and as of the Effective Time (retaining their respective positions and terms of office).

     (v) Conversion of Summit Common Stock. At and as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Summit, each share of Summit Common Stock outstanding at the Effective Time shall automatically be cancelled and retired and cease to exist, and each holder of a certificate representing Summit Common Stock shall cease to have any right with respect thereto, except to receive and become exchangeable for an amount in cash equal to $33.00 per share (the "Merger Consideration") in accordance with the provisions of sec. 2(d) below.

     (vi) Conversion of Acquisition Sub Shares. At and as of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Acquisition Sub, each share of Common Stock of the Acquisition Sub outstanding at the Effective Time shall be converted into one share of Common Stock of the Surviving Corporation.

     (vii) Cancellation of Treasury Stock. Each share of Summit Common Stock issued and outstanding immediately prior to the Effective Time that is owned by Summit or by any Subsidiary of Summit shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration or other consideration shall be delivered or deliverable in exchange therefor.

     (viii) Conversion of Stock Options. At the Effective Time, (A) each option to purchase shares of Summit Common Stock pursuant to stock options granted by Summit under the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan (the "Incentive Plan") and outstanding at the Effective Time (collectively, the "Summit Options"), all of which are fully exercisable and vested, shall be cancelled and (B) in consideration of such cancellation, Liberty shall pay to each such holder of Summit Options an amount in cash equal to the product of (1) the difference between the Merger Consideration and the price per share of Summit Common Stock pursuant to which the holder of such Summit Option may purchase the shares of Summit Common Stock to which such Summit Option relates (and less any withholding of Taxes as may be required by applicable law) and (2) the number of shares of Summit Common Stock subject thereto. At the Effective Time, each such Summit Option shall no longer represent the right to purchase or receive shares of Summit Common Stock, but in lieu thereof shall represent the right to receive the cash payment referred to above in this sec. 2(c)(viii). At or prior to the Effective Time, Summit shall take all actions necessary to provide notice of the provisions of this sec. 2(c)(viii) to all holders of Summit Options and to cause the cancellation of the Summit Options in accordance herewith at the Effective Time.

     (d) Exchange of Certificates.

     (i) Paying Agent. At the Effective Time, Liberty shall deposit, or shall cause to be deposited, with or for the account of Chase Mellon (the "Paying Agent"), for the benefit of the holders of shares of Summit Common Stock, cash in an aggregate amount sufficient to pay the aggregate Merger Consideration (the "Payment Fund"). As soon as practicable after the Effective Time, Liberty will cause the Paying Agent to mail transmittal instructions and a form of letter of transmittal in a customary form to each Person who was a holder of Common Stock of Summit immediately prior to the Effective Time.

     (ii) Exchange Procedures. As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Summit Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to receive with respect to each such share of Summit Common Stock the amount of cash equal to the Merger Consideration. The Paying Agent shall accept certificates previously representing Summit Common Stock upon compliance with such terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If any Merger Consideration to be paid (or any portion thereof) is to be delivered to any Person other than the Person in whose name the certificate representing shares of Summit Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of Merger Consideration to a Person other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable.

     After the Effective Time, there shall be no further transfer on the records of Summit or its transfer agent of certificates representing shares of Summit Common Stock and if such certificates are presented to Summit for transfer, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrender as contemplated by this sec. 2(d), each certificate representing shares of Summit Common Stock shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender Merger Consideration with respect to each such share, without any interest thereon. No interest will be paid or will accrue on any Merger Consideration payable.

     (iii) No Further Ownership Rights in Summit Common Stock. The Merger Consideration with respect to each share of Summit Common Stock paid upon the surrender of each certificate representing shares of Summit Common Stock in accordance with the terms of this Agreement shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Summit Common Stock theretofore represented by such certificates.

     (iv) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of the certificates representing shares of Summit Common Stock for six months after the Effective Time shall be delivered to Liberty, upon demand, and any holders of shares of Summit Common Stock who have not theretofore complied with this sec. 2(d) shall thereafter look only to Liberty for payment of their claim for any Merger Consideration.

     (v) No Liability. None of Liberty, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of Summit Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any governmental agency or regulatory authority (a "Governmental Entity")), any Merger Consideration payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Liberty, free and clear of all claims or interest of any Person previously entitled thereto.

     (vi) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund, as directed by Liberty, in (A) direct obligations of the United States of America, (B) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest or (C) commercial paper rated, at the time of purchase, in either of the two highest quality categories by Moody's Investors Services, Inc. or Standard & Poor's Corporation, and any net earnings with respect thereto shall be paid to Liberty as and when requested by Liberty. In the event the Payment Fund shall realize a loss on any such investment, Liberty shall promptly thereafter deposit in such Payment Fund cash in an amount sufficient to enable such Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of such Payment Fund.

     3. Representations and Warranties of Summit. Summit represents and warrants to Liberty that the statements contained in this sec. 3 are correct and complete on the date hereof, except as set forth in the disclosure schedule attached hereto (the "Disclosure Schedule"). The Disclosure Schedule is arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this sec. 3.

     (a) Organization; Qualification; Corporate Power. Each of Summit and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to conduct business in and in good standing under the laws of each jurisdiction where such qualification is required except where the failure to so qualify would not have a Summit Material Adverse Effect. Each of Summit and its Subsidiaries has full corporate power and authority and all material licenses, permits, and authorizations necessary to carry on the business in which it is engaged and in which it currently proposes to engage and to own and use the properties owned and used by it. Set forth in sec. 3(a) of the Disclosure Schedule is a list of the direct and indirect Subsidiaries of Summit and the directors and executive officers of Summit and each of its Subsidiaries. Each of Summit and its Subsidiaries has delivered to Liberty correct and complete copies of its charter and by-laws, as amended to date. The minute books (containing the records of meetings of the stockholders, the boards of directors, and any committees of the boards of directors) and the stock record books of Summit and its Subsidiaries are correct and complete. Neither Summit nor any of its Subsidiaries is in default under or in violation of any provision of its charter or by-laws.

     (b) Capitalization. The entire authorized capital stock of Summit consists of 25,000,000 shares, of which 20,000,000 are shares of Summit Common Stock and of which 5,000,000 are shares of the Series A Preferred Stock of Summit ("Series A Preferred Stock" and, together with shares of Summit Common Stock, the "Summit Shares"). Of the Summit Common Stock, 5,791,600 shares are issued and outstanding and none are held in treasury, and of the Series A Preferred Stock, 1,639,701 shares are issued and outstanding and none are held in treasury. Except as set forth above, as of the date hereof and except for 500,000 shares of Summit Common Stock reserved for issuance pursuant to the Incentive Plan, no shares of capital stock or other equity securities of Summit were issued, reserved for issuance, or outstanding. All of the outstanding Summit Shares have been duly authorized, are validly issued, fully paid, and nonassessable and are not subject to any preemptive rights. All shares of Summit Common Stock which may be issued pursuant to the Incentive Plan, when issued, will have been duly authorized, validly issued, fully paid and nonassessable. Set forth on sec. 3(b) of the Disclosure Schedule is a list of the holders of options under the Incentive Plan, the number of shares of Summit Common Stock issuable upon the exercise of each such option, and the exercise price thereof. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Summit. No bonds, debentures, notes or other indebtedness of Summit or any of its Subsidiaries are issued or outstanding that are convertible into, or exchangeable for, securities having the right to vote on any matters on which the shareholders of Summit are entitled to vote. Except as set forth in sec. 3(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of each of Summit's Subsidiaries are validly issued, fully paid and nonassessable, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth on sec. 3(b) of the Disclosure Schedule, all of the outstanding shares of capital stock of each of Summit's Subsidiaries are owned by Summit or by one or more of its Subsidiaries. Except as set forth in sec. 3(b) of the Disclosure Schedule, none of Summit or any of its Subsidiaries has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates Summit or any of its Subsidiaries to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Summit or any of its Subsidiaries or (ii) restricts the transfer of Summit Common Stock.

     (c) Authority; Noncontravention. Summit has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its shareholders with respect to this Agreement and the Merger, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Summit and the consummation by Summit of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Summit, subject to the approval of its shareholders. This Agreement has been duly executed and delivered by Summit and constitutes the valid and binding obligation of Summit, enforceable against Summit in accordance with its terms. Except as set forth in sec. 3(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the terms and provisions hereof will not, (i) conflict with any of the provisions of the charter or by-laws of Summit or any of its Subsidiaries, (ii) subject to the governmental filings and other matters referred to in the following paragraph, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any Person under, any indenture or other material agreement, permit, concession, franchise, license or similar instrument or undertaking to which Summit or any of its Subsidiaries is a party or by which Summit or any of its Subsidiaries or any of their assets are bound or affected, or (iii) subject to the governmental filings and other matters referred to in the following paragraph, contravene in any material respect any law, rule or regulation of any state or of the United States or political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, ruling, determination or award currently in effect.

     No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made, is required by or with respect to Summit or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Summit or the consummation by Summit of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the transactions contemplated by this Agreement, (ii) the filing with the Securities and Exchange Commission (the "SEC") of (x) a proxy statement and related materials relating to the approval by the shareholders of Summit of this Agreement and the Merger (such proxy statement and related materials, as amended or supplemented from time to time, the "Proxy Statement"), and (y) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the Florida Department of State and appropriate documents with the relevant authorities of other states in which Summit is qualified to do business, (iv) the filings, approvals and/or consents required under the insurance laws and regulations of the jurisdictions set forth in sec. 3(c) of the Disclosure Schedule, and (v) such other consents, approvals, authorizations, filings or notices as are set forth in sec. 3(c) of the Disclosure Schedule. Summit is not required to make any filings or take any other action not taken prior to the execution hereof in order for restrictions imposed by Section 607.902 of the Florida Business Act or any other anti-takeover statute not to apply to the Merger, this Agreement or any of the transactions contemplated hereunder.

     (d) SEC Documents.

     (i) Summit has filed all required reports, schedules, forms, statements and other documents with the SEC since May 21, 1997 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"); (ii) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the consolidated financial statements of Summit included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of SEC) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of Summit and its Subsidiaries as of the dates thereof and the consolidated results of their operation and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments).

     (e) Information Supplied. None of the information supplied or to be supplied by Summit specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to Summit's shareholders or at the time of the shareholders meeting in connection therewith (the "Shareholders' Meeting") contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and rules and regulations thereunder.

     (f) Brokers' Fees. Except as set forth in sec. 3(f) of the Disclosure Schedule, Summit does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (g) Title to Assets. Except as set forth in sec. 3(g) of the Disclosure Schedule, each of Summit and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the most recent audited financial statements (the "Audited Financial Statements") included in the SEC Documents or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Audited Financial Statements.

     (h) Absence of Certain Changes or Events; No Undisclosed
Liabilities. Except as disclosed in sec. 3(h) of the Disclosure Schedule, since the date of the Audited Financial Statements, Summit and its Subsidiaries have conducted their business only in the Ordinary Course of Business, and there has not been (i) any change that would have a Summit Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Summit's outstanding capital stock, (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (A) any granting by Summit or any of its Subsidiaries to any executive officer or other employee of Summit or any of its Subsidiaries of any increase in compensation, except in the Ordinary Course of Business, (B) any granting by Summit or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except in the Ordinary Course of Business, or (C) any entry by Summit or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (v) any material change in accounting methods, principles or practices by Summit or any of its Subsidiaries, except insofar as may have been required by a change in GAAP, (vi) any amendment or restatement to the charter or by-laws of Summit or any of its Subsidiaries, (vii) any damage or destruction or loss of property (whether or not covered by insurance) that individually or in the aggregate exceeds $50,000, (viii) any sale, lease, transfer or assignment of any material portion of the assets of Summit or any of its Subsidiaries other than in the Ordinary Course of Business, or (ix) any action that would have been prohibited under sec. 5(a) below had this Agreement been in effect.

     Except as and to the extent (i) reflected and reserved against in the Audited Financial Statements and (ii) for current liabilities (other than for borrowed money) incurred in the Ordinary Course of Business after the date of the Audited Financial Statements, neither Summit nor any of its Subsidiaries has or will have as of the Effective Time any liability or obligation, secured or unsecured, whether absolute, accrued, fixed, contingent, liquidated or unliquidated or otherwise.

     (i) Compliance with Applicable Laws. Each of Summit and its Subsidiaries has in effect all material federal, state, local and foreign governmental approvals, authorizations, certifications, filings and franchises, licenses, notices, permits and rights ("Licenses") necessary for it to own, lease or operate its properties and to carry on its business as now conducted, and there has occurred no default under any such License. Summit and its Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity, except for possible noncompliance that individually or in the aggregate would not have a Summit Material Adverse Effect. No investigation by any Governmental Entity with respect to Summit or any of its Subsidiaries is pending, or to the Knowledge of Summit, threatened. Each of Bridgefield Employers Insurance Company and Bridgefield Casualty Insurance Company (together, the "Insurance Subsidiaries") (i) is an authorized insurer in each state in which it currently writes insurance for the type of insurance it currently writes in such states and (ii) meets in all material respects all statutory and regulatory requirements of all Governmental Entities that have jurisdiction over it to be an authorized insurer on either an admitted or nonadmitted basis. All insurance policies issued by the Insurance Subsidiaries as now in force are, to the extent required under applicable law, in a form acceptable to applicable regulatory authorities or have been filed and not objected to (or such objection has been withdrawn or resolved) by such authorities within the period provided for objection. Neither Summit nor any of its Subsidiaries that is not an Insurance Subsidiary has issued any insurance policies. Except as set forth in sec. 3(i) of the Disclosure Schedule, (i) all material reports, statements, documents, registrations, filings and submissions to state insurance regulatory authorities complied with applicable law in effect when filed and (ii) no deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied. All premium rates established by the Insurance Subsidiaries that are required to be filed or approved have been filed or approved, and the premiums charged conform to the premiums so filed or approved and comply (or complied at the relevant time) with the insurance laws applicable thereto.

     (j) Tax Matters.

     (i) All Tax Returns required to be filed by Summit or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before the more recent of December 31, 1997 and the most recent fiscal year end immediately preceding the Effective Time. All such Tax Returns are correct and complete in all material respects. All Taxes shown on filed Tax Returns have been paid. No claim has ever been made by an authority in a jurisdiction where Summit or any of its Subsidiaries does not file Tax Returns that it is subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Summit or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

     (ii) Each of Summit and its Subsidiaries has withheld and deposited with the Internal Revenue Service all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, or other third party.

     (iii) Set forth in sec. 3(j) of the Disclosure Schedule is a list of all federal, state, local, and foreign income Tax Returns filed with respect to Summit and its Subsidiaries for taxable periods ended on or after December 31, 1993. Summit and its Subsidiaries have delivered to Liberty correct and complete copies of all federal income Tax Returns that have been filed for periods ending on or after December 31, 1995. Except as set forth in sec. 3(j) of the Disclosure Schedule, there are no audit examinations, deficiencies or refund litigation with respect to any Taxes.

     (iv) Except as set forth in sec. 3(j) of the Disclosure Schedule, neither Summit nor any of its Subsidiaries have executed an extension or waiver of any statute of limitations, which extension or waiver currently is in effect, on the assessment or collection of any Taxes for any period ending on or before the Effective Time.

     (v) Neither Summit nor any of its Subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code sec. 280G or, if any such payments have been made or are obligated to be made by Summit or any of its Subsidiaries, the payor has complied with the shareholder approval requirements of Code sec. 280G(b)(5).

     (vi) Except as set forth in sec. 3(j) of the Disclosure Schedule, neither Summit nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, and neither Summit nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was Summit) or (B) has any Liability for the Taxes of any Person (other than Summit and its Subsidiaries) under Treas. Reg. sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. Copies of all Tax allocation or sharing agreements to which Summit or any of its Subsidiaries is a party have been delivered to Liberty.

     (vii) The provision for any Taxes due or to become due for Summit or any of its Subsidiaries for the period or periods through and including the date of Audited Financial Statements that has been made and is reflected on such Audited Financial Statements is materially sufficient to cover all such Taxes.

     (viii) The Escrow Agreement by and among Employers Self Insurers Fund, Summit Acquisition Corporation, Summit Holding Corporation, William B. Bull as the Shareholders' Representative and First Union National Bank of Florida, dated as of January 16, 1996 (the "Escrow Agreement"), is legal, valid, binding, enforceable and in full force and effect and the transactions contemplated hereby will not cause the Escrow Agreement not to be in full force and effect for the benefit of the Surviving Corporation on identical terms immediately subsequent to the Effective Time and the consummation of the transactions contemplated hereby.

     (k) Real Property.

     (i) Summit owns no real property.

     (ii) Set forth in sec. 3(k)(ii) of the Disclosure Schedule are the addresses of all parcels of real property leased or subleased to Summit. Summit has delivered to Liberty correct and complete copies of the leases and subleases (as amended to date) listed in sec. 3(k)(ii) of the Disclosure Schedule. With respect to each lease and sublease listed in sec. 3(k)(ii) of the Disclosure
Schedule:

          (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (B) except as set forth in sec. 3(k)(ii) of the Disclosure Schedule, the transactions contemplated hereby will not cause the lease or sublease to be illegal, invalid, non-binding, non-enforceable and to not be in full force and effect on identical terms immediately subsequent to the Effective Time of the Merger and consummation of such transactions contemplated hereby;

          (C) neither Summit, nor any of its Subsidiaries, nor, to Summit's Knowledge, any other party to the lease or sublease, is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (D) no party to the lease or sublease has repudiated any provision thereof;

          (E) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

          (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease;

          (G) Summit has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

          (H) to the Knowledge of Summit, all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations; and

          (I) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

     (l) Intangible Property Rights. Each of Summit and its Subsidiaries has good and marketable title to, or valid and continuing licenses to use, all trademarks, service marks, trade names, copyrights, franchises, logos, trade secrets, patents, know-how, and all rights to the foregoing, which are used in the operation of its business as currently conducted (collectively, with any application with respect to the issuance or granting of any of the foregoing, the "Intangible Property"). Set forth in sec. 3(l) of the Disclosure Schedule is a true, correct and complete list of all Intangible Property owned or used by Summit and each of its Subsidiaries (including all registrations and applications with respect to the issuance or granting of any right). To Summit's Knowledge, none of the Intangible Property infringes on any rights of others.

     (m) Tangible Assets. Summit or its Subsidiaries owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of the business of Summit and its Subsidiaries as currently conducted and proposed to be conducted. Each such tangible asset is free from defects (patent and latent) has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it currently is used and proposed to be used.

     (n) Contracts. Except as set forth in the SEC Documents or sec. 3(n) of the Disclosure Schedule, neither Summit nor any of its Subsidiaries is a party to:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

          (ii) any agreement concerning a partnership or joint venture;

          (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (iv) any agreement concerning confidentiality or noncompetition;

          (v) to Summit's Knowledge, any agreement with any holder (or Affiliate thereof) of 5% or more of any class of securities of Summit or any of its Subsidiaries;

          (vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, employees or consultants that is not listed in sec. 3(s) of the Disclosure Schedule;

          (vii) any collective bargaining agreement;

          (viii) any agreement for the employment (other than at-will employment) of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

          (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, employees or consultants;

          (x) any agreement or license relating in whole or in part to the Intangible Property of Summit (including, without limitation, any agreement or license under which Summit has the right to use any Intangible Property owned or held by a third party) which is material to the business, financial condition or results of operations of Summit (other than standard licenses for software that is commercially available to the public in the Ordinary Course of Business);

          (xi) any agreement under which the consequences of a default or termination could have a Summit Material Adverse Effect;

          (xii) any agreement pursuant to which material benefits accrue to the other party or parties to such contract as a result of the transactions contemplated by this Agreement, including, without limitation, rights of termination or modification of such agreements;

          (xiii) any agreement (or group of related agreements) the performance of which involves payment to or by Summit or any of its Subsidiaries (individually or collectively) in excess of $50,000 per annum, except for insurance policies issued by the Insurance Subsidiaries in the Ordinary Course of Business; or

          (xiv) any other material agreement not made in the Ordinary Course of Business.

     Summit has delivered to Liberty a correct and complete copy of each written agreement listed in sec. 3(n) of the Disclosure Schedule and a brief written summary setting forth the terms and conditions of each oral agreement referred to in sec. 3(n) of the Disclosure Schedule. With respect to each such agreement and each agreement filed as a material contract with any SEC Documents: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) the transactions contemplated hereby will not cause the agreement, to be illegal, invalid, non-binding, non-enforceable or not to be in full force and effect for the benefit of the Surviving Corporation on identical terms immediately subsequent to the Effective Time and consummation of such transactions contemplated hereby; (C) neither Summit, nor any of its Subsidiaries, nor, to Summit's Knowledge, any other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (D) neither Summit nor any of its Subsidiaries has delivered or received notice of a cancellation of or an intent to cancel such agreement; and (E) no party has repudiated any provision of the agreement.

     (o) Banking Relations; Powers of Attorney. Set forth in sec. 3(o) of the Disclosure Schedule is an accurate and complete list of all credit agreements and deposit accounts which Summit or any of its Subsidiaries has with any banking institution. Except as set forth in sec. 3(o) of the Disclosure Schedule, neither Summit nor any of its Subsidiaries has any outstanding powers of attorney of any nature and has no obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signor, endorser, co-maker, indemnitor or otherwise in respect of the obligation to any Person, except as endorser or maker of checks or letters of credit in the Ordinary Course of Business.

     (p) Insurance. Set forth in sec. 3(p) of the Disclosure Schedule is a true and complete list, as of the date hereof, of all policies of insurance maintained by or for the benefit of Summit or any of its Subsidiaries relating to its or their assets, properties, business, operations, employees, officers or directors. Prior to the Effective Time, each of Summit and its Subsidiaries has maintained insurance relating to such assets, properties, business and operations (including, without limitation, errors and omissions insurance with respect to its employees, officers and directors) that is reasonable for a company of its size that is engaged in the insurance business and that is a member of a comparable affiliated group of companies.

     With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) neither Summit, nor its Subsidiaries, nor, to Summit's Knowledge, any other party to the policy, is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. Set forth in sec. 3(p) of the Disclosure
Schedule is a description of any self-insurance arrangements maintained by Summit or any of its Subsidiaries.

     (q) Litigation. Set forth in sec. 3(q) of the Disclosure Schedule is each instance in which Summit or any of its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to Summit's Knowledge, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, other than such actions and suits related solely to the denial of coverage under insurance policies (none of which actions or suits seeks punitive damages against Summit and/or any of its Subsidiaries in excess of $250,000).

     (r) Employees.

     (i) Summit and its Subsidiaries are in compliance in all material respects with all applicable federal, state and local laws and regulations respecting employment and employment practices, and the terms and conditions of employment and wages and hours. Neither Summit nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor have they experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes within the past year. There is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee or former employee of Summit or any of its Subsidiaries or any labor union pending, or to Summit's Knowledge, threatened against Summit or any of its Subsidiaries. Neither Summit nor any of its Subsidiaries is the subject of any pending claim asserting that such entity has committed any unfair labor practice.

     (ii) Except as described in sec. 3(r) of the Disclosure Schedule, no employee of Summit or any of its Subsidiaries has any employment contract or other agreement or arrangement by which such employee is employed on any basis other than as an "at will" employee or by which Summit or its Subsidiaries are restricted in any manner from terminating the services of such employee at any time without penalty or payment, subject only to the provisions of employee benefit plans described in sec. 3(s).

     (s) Employee Benefits.

     (i) Except as set forth in sec. 3(s)(i) of the Disclosure Schedule, Summit and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and could not reasonably be expected to result in, a Summit Material Adverse Effect. Set forth in sec. 3(s)(i) of the Disclosure Schedule is a list of each Plan of Summit and each ERISA Affiliate. Neither Summit nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred that could reasonably be expected to result in the incurrence of any such liability by Summit or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of Summit or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Summit Material Adverse Effect.

     (ii) No Plan is subject to Title IV of ERISA.

     (iii) Each Plan intended to qualify under Section 401(a) or Section 403(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service, and nothing has occurred which may reasonably be expected to impair such determination or otherwise adversely affect the tax-qualified status of the Plan.

     (iv) No contributions are required to be made to any Plan pursuant to
Section 412 of the Code, or the terms of the Plan or any collective bargaining agreement.

     (v) There has been no amendment to or announcement (whether or not written) by Summit or any ERISA Affiliate relating to, or change in employee participation, coverage or benefits under, any Plan that would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

     (vi) No employee, former employee, director or agent of Summit will become entitled to any bonus, retirement, severance or similar benefit or enhanced or accelerated benefit under any Plan as a result of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events).

     (vii) Subject to the applicable requirements of ERISA and the Code, neither any provision of any Plan nor any agreement with any employee nor any representation or course of conduct by or on behalf of Summit or any ERISA Affiliate would prevent the amendment, termination or merger after the Closing Date of any Plan without liability to Summit, Liberty or their respective affiliates.

     (viii) Except as set forth in sec. 3(s)(viii) of the Disclosure Schedule, there is no suit, action, dispute, claim, arbitration or legal, administrative, or other proceeding or governmental investigation pending, or, to Summit's Knowledge, threatened, alleging any breach of the terms of any Plan or of any fiduciary duties thereunder or violation of any applicable law with respect to any such Plan.

     (ix) Except as set forth in sec. 3(s)(ix) of the Disclosure Schedule, no Plan constitutes a "multiple employer welfare arrangement" within the meaning of
Section 3(40) of ERISA.

     (x) Except as set forth in sec. 3(s)(x) of the Disclosure Schedule, with respect to any Plan that is self-funded (in whole or in part), no material claims have been made that have not yet been paid other than as a result of routine processing of claims and, to Summit's Knowledge, no injury, sickness, or other medical condition has occurred with respect to which material claims may be made pursuant to such Plan.

     (xi) Summit does not maintain or have any obligation to contribute to any "voluntary employees' beneficiary association" (within the meaning of Section 501(c)(9) of the Code) or other funding arrangement for the provision of welfare benefits.

     (xii) Summit and the ERISA Affiliates do not, and have not within the past six years had any obligation to, contribute to any Multi-Employer Plan.

     (xiii) Summit and its Subsidiaries have no expected post-retirement benefit obligation (determined as of the last day of the most recently ended fiscal year of the Company in accordance with Financial Accounting Standards Board Statement No. 106), without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code.

     (xiv) Summit has delivered to Liberty correct and complete copies of all Plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service for Plans intended to be qualified under section 701(a) or 703(a) of the Code, the two most recent Form 5500 Annual Reports, two most recent audited financial statements, and all related trust agreements, insurance contracts, and other funding agreements which implement each Plan. In addition, Summit has listed on sec. 3(s)(xiv) of the Disclosure Schedule and delivered to Liberty correct and complete copies of each other plan, arrangement and policy (written or oral) relating to stock options, stock purchase, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Summit or any of its Subsidiaries for the benefit of any present or former officers, employees, agents, directors, or independent contractors of Summit or any of its Subsidiaries (all of the foregoing being referred to as "Benefit Arrangements"). Except as set forth in sec. 3(s)(xiv) of the Disclosure Schedule, all Benefit Arrangements have been administered in accordance with their terms, except for such instances of non-compliance that have not resulted in or are not reasonably likely to result in a Summit Material Adverse Effect.

     (t) Reinsurance and Retrocessions. Set forth in sec. 3(t) of the Disclosure Schedule is a list of all treaty reinsurance or retrocession treaties and agreements in force (whether written or oral) to which Summit or any of its Subsidiaries is a party (including any terminated or expired treaty or agreement under which there remains any outstanding liability with respect to paid or unpaid case reserves in excess of $100,000) (collectively, the "Treaties"), the effective date of each such Treaty, and the termination date of any Treaty that has a definite termination date. Neither Summit nor any of its Subsidiaries is in material default in any respect as to any provision of any reinsurance or retrocession Treaty or has failed to meet the underwriting standards required for any reinsurance coverage thereunder. Certain material terms (including, without limitation, percentages and businesses covered, term, ceding commissions, exclusions to coverage, single loss limits and termination provisions) of the oral reinsurance agreement with Reliance Insurance Company are set forth in sec. 3(t) of the Disclosure Schedule.

     (u) Environment, Health, and Safety.

     (i) Summit and each of its Subsidiaries has complied in all material respects with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against Summit or any of its Subsidiaries alleging any failure so to comply. Without limiting the generality of the preceding sentence, Summit and each of its Subsidiaries has obtained and been in compliance with all of the terms and conditions of all material permits, licenses, and other authorizations which are required under, and has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

     (ii) Neither Summit nor any of its Subsidiaries has any Liability (and has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Summit giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     (iii) All properties and equipment used in the business of Summit and its Subsidiaries are free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances.

     (v) Transactions with Affiliates. Except as set forth in sec. 3(v) of the Disclosure Schedule, no executive officer or director of Summit or any of its Subsidiaries or, to Summit's Knowledge, any employee of Summit, any holder of 5% of more of any class of equity securities of Summit or any of its Subsidiaries, or any agent of or consultant to Summit or any of its Subsidiaries or any of their respective Affiliates owned within the past two years, directly or indirectly, any material interest in, or serves or served as an officer, employee or director of, any customer, competitor or supplier of Summit or any of its Subsidiaries, or any organization that had or has a material agreement or arrangement with Summit or any of its Subsidiaries. Except as set forth in sec. 3(v) of the Disclosure Schedule, no executive officer or director of Summit or, to Summit's Knowledge, any employee of Summit, any holder of 5% of more of any class of equity securities of Summit or any of its Subsidiaries, or any agent of or consultant to Summit or any of its Subsidiaries or any of their respective Affiliates owns directly or indirectly any material asset or property used in or necessary to the business of Summit or any of its Subsidiaries.

     (w) Voting Requirements. The affirmative vote of a majority of the votes cast by the holders of the shares of Summit Common Stock is the only vote of the holders of any class or series of Summit's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

     (x) Opinion of Financial Advisor. Summit has received the opinion of ABN AMRO Incorporated, dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Merger by the holders of shares of Summit Common Stock was fair from a financial point of view to such shareholders.

     (y) Option Agreements; Voting Agreements.  Each of William B. Bull, Gregory
C. Branch, C. C. Dockery and Russell L. Wall has duly executed and delivered to Liberty an Option Agreement substantially in the form of Exhibit A-1 hereto with respect to all of his shares of Summit Common Stock. Each of William B. Bull, Russell L. Wall, Gregory C. Branch, C. C. Dockery, John A. Gray, Robert J. Noojin, Thomas S. Petcoff and Robert Siegel has duly executed and delivered to Liberty a Voting Agreement substantially in the form of Exhibit A-2 hereto with respect to, among other things, the voting of his shares of Summit Common Stock in favor of the Merger and this Agreement.

     (z) Portfolio Investments. Summit has previously delivered to Liberty true, correct and complete lists as of March 31, 1998 of all assets held in the investment portfolios of the Insurance Subsidiaries as of such date. The Insurance Subsidiaries have good and marketable title to the investments in their respective investment portfolios.

     (aa) Reserves. Summit has delivered to Liberty true, correct and complete copies of all actuarial reports or actuarial certificates dated January 1, 1995 or later in the possession or control of Summit or its Subsidiaries relating to the adequacy of the claims reserves of any of the Insurance Subsidiaries.

     (bb) Insurance Subsidiaries' Statutory Financial Statements. Summit has previously furnished to Liberty copies of audited statutory financial statements of (i) Bridgefield Employers Insurance Company as of and for the fiscal years ended March 31, 1996 and 1997, and as of and for the nine-month period ended December 31, 1997, and (ii) Bridgefield Casualty Insurance Company as of and for the fiscal years ended December 31, 1996 and 1997, in each instance prepared in conformity with accounting practices prescribed or permitted by the Florida Department of Insurance (collectively, the "Statutory Financial Statements"). Each of the balance sheets included in the Statutory Financial Statements fairly presents in all material respects the financial position of the Insurance Subsidiaries as of its date and each of the statements of operation included in the Statutory Financial Statements fairly presents in all material respects the results of operations of the Insurance Subsidiaries for the periods therein set forth, in each case in accordance with accounting practices prescribed or permitted by the Florida Department of Insurance (as in effect at the time of the respective statements) consistently applied.

     (cc) Employment Agreement. Summit has entered into an Employment Agreement with William B. Bull substantially in the form of Exhibit B attached hereto (the "Bull Employment Agreement").

     (dd) Special Disability Trust Fund. All claims of Summit and its Subsidiaries for amounts recoverable from the Special Disability Trust Fund operated by the State of Florida have been or will be timely submitted, and Summit shall, and shall cause its Subsidiaries to, use all reasonable efforts to cause all such claims to be validly perfected and collectible.

     (ee) Disclosure. The representations and warranties contained in this sec. 3, when taken together, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this sec. 3 not misleading in light of the circumstances in which they were made.

     4. Representations and Warranties of Liberty and the Acquisition Sub. Each of Liberty and the Acquisition Sub represents and warrants to Summit that the statements contained in this sec. 4 are correct and complete in all material respects as of the date of this Agreement.

     (a) Organization. Liberty is an insurance company duly established, validly existing and in good standing under the laws of The Commonwealth of Massachusetts. The Acquisition Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida. Each of Liberty and the Acquisition Sub has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged.

     (b) Authority; Noncontravention. Each of Liberty and the Acquisition Sub has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Liberty and the Acquisition Sub and the consummation by each of Liberty and the Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Liberty or the Acquisition Sub, as the case may be. This Agreement has been duly executed and delivered by each of Liberty and the Acquisition Sub and constitutes the valid and binding obligation of each of Liberty and the Acquisition Sub, enforceable against it in accordance with its terms.

     No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity that has not been received or made, is required by or with respect to Liberty or the Acquisition Sub in connection with the execution and delivery of this Agreement by Liberty or the Acquisition Sub or the consummation by Liberty or the Acquisition Sub of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act, with respect to the transactions contemplated by this Agreement, (ii) the filings, approvals and/or consents as required under the applicable insurance laws and regulations of the jurisdictions set forth in sec. 3(c) of the Disclosure Schedule, and (iii) the filing of the Articles of Merger with the Florida Department of State and appropriate documents with the relevant authorities of other states in which the Acquisition Sub is qualified to do business.

     (c) Ownership of the Acquisition Sub. The Acquisition Sub has been formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Liberty owns all of the outstanding shares of capital stock of the Acquisition Sub.

     (d) Litigation. There is no action, suit, proceeding, hearing or investigation instituted or pending or, to the Knowledge of Liberty, threatened against Liberty or the Acquisition Sub or any of their executive officers or directors, nor are there any orders, writs, judgments, injunctions, decrees, rulings, determinations or awards currently in effect of any Governmental Entities or arbitrators outstanding against Liberty or the Acquisition Sub or any of their executive officers or directors that are, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Liberty or the Acquisition Sub to consummate the transactions contemplated by this Agreement.

     (e) Financing. Liberty has, or will have prior to the Effective Time, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the aggregate cash payments required to be paid pursuant to sec.sec. 2 and 6(o) of this Agreement.

     5. Covenants Relating to Conduct of Business Prior to Merger. Except as contemplated hereby, during the period from the date of this Agreement to the Effective Time, Summit shall, and shall cause its Subsidiaries to, act and carry on their respective businesses in the Ordinary Course of Business and, to the extent consistent therewith, use reasonable efforts to preserve intact their business organizations, keep available the services of their key officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement, during the period from the date hereof to the Effective Time, Summit shall not, and shall not permit any of its Subsidiaries to, without the prior consent of Liberty (which consent shall be given or withheld based on Liberty's reasonable business judgment):

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of Summit's outstanding capital stock, (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, or (iii) purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares (other than shares of Summit Common Stock purchased as employee investments under the Summit Holding Southeast, Inc. Amended and Restated Retirement Plan dated September 1, 1997);

          (b) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, except for the issuance of shares of Summit Common Stock upon exercise of options to purchase shares of Summit Common Stock outstanding on the date hereof;

          (c) amend its charter, by-laws or other comparable charter or organizational documents;

          (d) acquire any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof;

          (e) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to Summit and its Subsidiaries taken as a whole, except in the Ordinary Course of Business;

          (f) (i) incur any indebtedness for borrowed money (other than incurred in the Ordinary Course of Business pursuant to Summit's existing line of credit with SunTrust Bank, Tampa Bay) or guarantee any such indebtedness of another Person or (ii) make any loans or advances to any other Person, other than to any direct or indirect wholly-owned Subsidiary of Summit and other than routine advances to employees;

          (g) make any tax election (other than elections required by law and made in the Ordinary Course of Business not giving rise to additional material tax liabilities) or settle or compromise any tax liability that could reasonably be expected to be material to Summit and its Subsidiaries taken as a whole;

          (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms (or on terms more favorable to Summit), of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of Summit included in the SEC Documents or incurred since the date of such financial statements in the Ordinary Course of Business;

          (i) except in the Ordinary Course of Business, modify, amend or terminate any material agreement, permit, concession, franchise, License or similar instrument to which Summit or any Subsidiary is a party or waive, release or assign any material rights or claims thereunder; or

          (j) authorize any of, or commit or agree to take any of, the foregoing actions.

     6. Additional Agreements.

     (a) Preparation of the Proxy Statement. As soon as practicable following the date of this Agreement, Summit shall complete and file with the SEC the Proxy Statement. Summit will use all reasonable efforts to cause the Proxy Statement to be mailed to Summit's shareholders, as promptly as practicable.

     (b) Meeting of Shareholders. Summit will take all action necessary in accordance with applicable law and its Articles of Incorporation and by-laws to convene the Shareholders' Meeting to consider and vote upon the approval of the Merger and this Agreement. Subject to sec. 6(g) below, Summit will, through its Board of Directors, recommend to its shareholders approval of the foregoing matters. Without limiting the generality of the foregoing, Summit agrees that, subject to its rights pursuant to sec. 6(g) below, its obligations pursuant to the first sentence of this sec. 6(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to Summit of any Acquisition Proposal (as defined in paragraph (g) below) or (ii) the withdrawal or modification by the Board of Directors of Summit of its approval or recommendation of this Agreement or the Merger. Summit will use all reasonable efforts to hold the Shareholders' Meeting as soon as practicable after the date hereof.

     (c) Access to Information; Cooperation; Confidentiality. Summit shall, and shall cause each of its Subsidiaries to, afford to Liberty and to the officers, employees, counsel, financial advisors and other representatives of Liberty reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel, employees and records, and, during such period, Summit shall, and shall cause each of its Subsidiaries to, furnish as promptly as practicable to Liberty such information concerning its business, properties, financial condition, operations and personnel as Liberty may from time to time reasonably request. Summit shall, and shall cause each of its Subsidiaries to, provide all reasonable cooperation necessary to permit Liberty to communicate with the agents and customers of Summit and its Subsidiaries, provided, however, that Liberty shall not engage in any such communication without the prior consent of Summit, which shall not be unreasonably withheld or delayed. Except as required by law, Liberty will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Summit in confidence to the extent required by, and in accordance with, the provisions of the letter dated April 23, 1998, between Summit and Liberty (the "Confidentiality Agreement") and will otherwise comply with the Confidentiality Agreement. Except as required by law, Summit will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information obtained from Liberty in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement and will otherwise comply with the Confidentiality Agreement.

     (d) Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, and the Parties shall, and the Parties shall cause their respective subsidiaries to, use reasonable efforts to avoid any action that would, or could reasonably be expected to, result in any of the representations or warranties of such Party set forth in this Agreement becoming untrue in any material respect or any of the conditions of the Merger set forth in sec. 7 not being satisfied. Neither of the Parties shall, nor shall either of the Parties permit any of their respective subsidiaries to, take any action that would, or could reasonably be expected to, result in any of the representations or warranties of such Party set forth in this Agreement not satisfying the conditions set forth in sec. 7 (b)(i) or sec. 7 (c)(i), as applicable. Each of the Parties shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby.

     (e) Public Announcements. Liberty and Summit will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.

     (f) Acquisition Proposals. From the date hereof until the earlier of the Effective Time or termination of this Agreement pursuant to sec. 8(a), Summit shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer, director, employee, or any investment banker, attorney or other advisor or representative, of Summit or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that on or after the date hereof, Summit, any of its Subsidiaries or any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Summit or any of its Subsidiaries may, following the receipt of an Acquisition Proposal by Summit that the Board of Directors of Summit determines in good faith, following consultation with outside counsel, would permit the Board of Directors to take any of the actions referred to in the first sentence of sec. 6(g), furnish information with respect to and participate in negotiations regarding such Acquisition Proposal. Summit shall promptly advise Liberty orally and in writing of the receipt by it (or any of the other Persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, the material terms and conditions of such Acquisition Proposal or inquiry, and the identity of the person making any such Acquisition Proposal or inquiry. Summit will keep Liberty fully informed of the status and details of any such Acquisition Proposal or inquiry. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this sec. 6(g) by any officer, director or employee of Summit or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of Summit or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of Summit or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this sec. 6(f) by Summit. For purposes of this Agreement, "Acquisition Proposal" means any proposal (as such proposal may be amended, modified or supplemented from time to time) with respect to a merger, consolidation, share exchange or similar transaction involving Summit or any Subsidiary of Summit, or any purchase of all or any significant portion of the assets of Summit or any Subsidiary of Summit, or any equity interest in Summit or any Subsidiary of Summit, other than the transactions contemplated hereby or any other similar transaction with Liberty or any of its Affiliates.

     (g) Fiduciary Duties. The Board of Directors of Summit shall not (i) withdraw or modify in a manner adverse to Liberty or the Acquisition Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend any Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal, unless Summit receives an Acquisition Proposal and the Board of Directors of Summit determines in good faith, following consultation with outside counsel, that in order to comply with its fiduciary duties to shareholders under applicable law it is necessary for the Board of Directors to withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend such Acquisition Proposal, enter into an agreement with respect to such Acquisition Proposal or terminate this Agreement. In the event the Board of Directors of Summit takes any of the foregoing actions, Summit shall comply with its obligations pursuant to sec. 6(i) below. Nothing contained in this sec. 6(g) shall prohibit Summit from taking and disclosing to its shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Summit's shareholders which, in the good faith judgment of the Board of Directors of Summit based on the advice of outside counsel, is required under applicable law, provided that Summit complies with the first two sentences of this sec. 6(g).

     (h) Consents, Approval and Filings.

     (i) Summit and Liberty will make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including, without limitation, those required under the HSR Act, the Securities Act, the Exchange Act and applicable state insurance and securities laws in order to facilitate prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, Summit and Liberty will each use all reasonable efforts, and will cooperate fully with each other (A) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement and (B) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement, including, without limitation, any consents required under any relevant insurance laws or regulations. Each of Summit and Liberty shall use reasonable efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request.

     (ii) Each of the Parties shall provide to the other Party copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

     (i) Certain Fees and Expenses.

     (i) If an Acquisition Proposal is commenced, publicly proposed, publicly disclosed or communicated to Summit (or the willingness of any Person to make an Acquisition Proposal is publicly disclosed or communicated to Summit) on or before December 31, 1998 and (A) the Board of Directors of Summit withdraws or modifies its approval or recommendation of this Agreement or the Merger or approves or recommends such Acquisition Proposal, (B) Summit or any of its Subsidiaries enters into an agreement with respect to, or consummates, such Acquisition Proposal, or (C) following the commencement, public proposal, public disclosure or communication of an Acquisition Proposal to Summit (or the public disclosure or communication to Summit of the willingness of any Person to make an Acquisition Proposal), the requisite approval of Summit's shareholders for the Merger is not obtained at the Shareholders' Meeting, Summit shall (X) reimburse Liberty for all Expenses (as defined below) upon demand and (Y) in the event any Acquisition Proposal is consummated on or before December 31, 1999, pay immediately to Liberty $10,000,000 (the "Section 6(i) Fee").

     (ii) For purposes of this sec. 6(i), "Expenses" shall mean all reasonable fees and expenses incurred or paid by or on behalf of Liberty in connection with the Merger or the consummation of any of the transactions contemplated by this Agreement, including all reasonable printing costs and reasonable fees and expenses of counsel, investment banking firms, accountants, experts and consultants to Liberty.

     (j) Shareholder Litigation. Summit shall give Liberty, at Liberty's expense, the opportunity to participate in the defense or settlement of any shareholder litigation against Summit and its directors relating to the transactions contemplated by this Agreement, provided, however, that no such settlement shall be agreed to without Liberty's consent, which consent shall not be unreasonably withheld or delayed.

     (k) Employment Agreement. The Surviving Corporation shall enter into and perform the Bull Employment Agreement in the form attached as Exhibit B hereto.

     (l) Indemnification and Insurance.

     (i) Upon and following consummation of the Merger, except to the extent prohibited by law, Liberty and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless Russell L. Wall, the Chief Executive Officer of Summit, and each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, a director (whether elected or appointed), of Summit or any of its predecessor entities against any and all claims, damages, liabilities, losses, costs, charges, expenses (including, without limitation, reasonable costs of investigation, and the reasonable fees and disbursements of legal counsel and other advisers and experts as incurred (including, without limitation, incurred in connection with enforcing the provisions of this sec. 6(l))), judgments, fines, penalties and amounts paid in settlement, asserted against, incurred by or imposed upon Mr. Wall or any such director, in connection with, arising out of or relating to any threatened, pending or completed claim, action, suit or proceeding, whether asserted or claimed prior to, at or after the Effective Time (whether civil, criminal, administrative or investigative, including, without limitation any and all claims, actions, suits, proceedings or investigations by or on behalf of or in the right of or against Summit or any Subsidiary of Summit or their Affiliates, or by any present or former shareholder of Summit (collectively, "Claims")), including, without limitation, Mr. Wall's service as Chief Financial Officer and the director's service as a member of Summit's Board of Directors, the events leading up to the execution of this Agreement or any breach of any duty in connection with any of the foregoing. Liberty or the Surviving Corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a Person covered by this sec. 6(l).

     (ii) Upon the consummation of the Merger, and from and after the Effective Time, to the fullest extent permitted by law, the Surviving Corporation shall assume and honor any obligation of Summit immediately prior to the Effective Time with respect to the indemnification of any director (whether elected or appointed), officer or employee of Summit or any Subsidiary or predecessor of Summit (collectively, the "indemnities") arising out of Summit's Articles of Incorporation or By-Laws as if such obligations were pursuant to a contract or arrangement between the Surviving Corporation and such indemnities. In addition, Liberty acknowledges and agrees that the Indemnity Agreements shall continue in full force and effect as obligations of the Surviving Corporation following the Effective Time.

     (iii) Liberty shall cause Summit's current officers' and directors' liability insurance to be continuously maintained in full force and effect without reduction of coverage for a period of six years after the Effective Time, provided that Liberty may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous to the indemnitees, and each of which is issued by an insurer having a claims-paying rating at least as good as the rating of the issuer of Summit's existing policy.

     (m) Investment Portfolio.

     (i) From the date hereof through the Closing Date, the Insurance Subsidiaries shall manage the investment portfolios for the Insurance Subsidiaries in accordance with their respective investment guidelines as in place on the date hereof.

     (ii) No more than three days prior to the Closing Date, Summit shall deliver to Liberty a list of all investments in the investment portfolios for Summit and its Subsidiaries as of a date not more than three business days prior to the date such list is delivered to Liberty.

     (n) Reinsurance Agreements. From the date hereof through the Closing Date, Summit and each of its Subsidiaries shall not, without the prior written approval of Liberty, except in the Ordinary Course of Business (i) amend any reinsurance or retrocession agreement, (ii) enter into or commit to enter into any loss portfolio transfer or other similar transaction, agreement or arrangement or series of related transactions, agreements or arrangements involving any ceded reinsurance of Summit or any of its Subsidiaries, (iii) enter into or commit to enter into any reinsurance or retrocession contract or treaty except to replace, renew or extend existing reinsurance and retrocession agreements and treaties on terms which are not different in any material respect from the terms of the agreement or treaty being replaced, renewed or extended, as the case may be, or (iv) commute or terminate any contract of reinsurance, which at the time of commutation or termination is legally carried on the books of Summit and its Subsidiaries in an amount of $1,000,000 or more. All reinsurance or retrocession agreements or treaties permitted by this sec. 6(n) shall not have a change of control or similar provision which would require Summit or any of its Subsidiaries to obtain a consent to consummate the transactions contemplated hereby (unless such provisions shall have been waived prior to Closing).

     (o) Redemption of Series A Preferred Stock. At least three days prior to the Effective Time, Summit shall provide in writing to Liberty the aggregate amount required to redeem all of the outstanding shares of Series A Preferred Stock at the Effective Time, which shall be the aggregate Liquidation Preference (as defined in Summit's Articles of Incorporation) plus all cumulated and unpaid dividends (the "Series A Amount"). On or prior to the Effective Time, Liberty shall deposit with Chase Mellon an amount in cash equal to the Series A Amount. Summit shall take, or cause to be taken, all such actions and give such notice and take all such other actions as required pursuant to Summit's Articles of Incorporation so that the Series A Preferred Stock will be redeemed simultaneously with the Effective Time.

     7. Conditions Precedent.

     (a) Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (i) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the shareholders of Summit in the manner contemplated by sec. 3(y) and in compliance with the Florida Business Act and other applicable law.

          (ii) Governmental and Regulatory Consents. All filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from Governmental Entities, including, without limitation, those set forth in sec. 3(c) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Liberty, the Acquisition Sub and Summit, will have been made or obtained (as the case may be), provided, however, that such consents, approvals, permits and authorizations may be subject to conditions customarily imposed by state Governmental Entities charged with the supervision of insurance companies.

          (iii) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          (iv) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, provided, however, that Liberty and Summit shall use reasonable efforts to have any such order or injunction vacated.

     (b) Conditions to Obligations of Liberty and the Acquisition Sub. The obligations of Liberty and the Acquisition Sub to effect the Merger are further subject to the following conditions:

          (i) Representations and Warranties. The representations and warranties of Summit set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties that speak of an earlier date shall speak only of such date). The representations and warranties set forth in sec. 3(b) shall be true and correct (except for inaccuracies that are de minimus in amount). The representations and warranties set forth in sec. 3(c) shall be true and correct in all material respects. There shall not exist inaccuracies in the other representations and warranties of Summit set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Summit Material Adverse Effect, provided that, for purposes of this sentence only, those representations and warranties that are qualified by reference to "material" or are measured in terms of a Summit Material Adverse Effect shall be deemed not to include such qualification. Liberty shall have received a certificate signed on behalf of Summit by the chief executive officer and the chief financial officer of Summit to the effect set forth in this sec. 7(b)(i).

          (ii) Performance of Obligations of Summit. Summit shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Liberty shall have received a certificate signed on behalf of Summit by the chief executive officer and the chief financial officer of Summit to such effect.

          (iii) Receipt of Legal Opinion. Liberty shall have received an opinion, dated the Closing Date, from Alston & Bird LLP, counsel to Summit, addressing the matters set forth on Exhibit C hereto.

     (c) Conditions to Obligation of Summit. The obligation of Summit to effect the Merger is further subject to the following conditions:

          (i) Representations and Warranties. The representations and warranties of Liberty and the Acquisition Sub set forth in sec. 4 shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date, and Summit shall have received a certificate signed on behalf of Liberty by two executive officers of Liberty to the effect set forth in this sec. 7(c)(i).

          (ii) Performance of Obligations of Liberty and Acquisition
     Sub. Liberty and Acquisition Sub shall have performed in all material aspects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Summit shall have received a certificate signed on behalf of Liberty by two executive officers of Liberty to such effect.

          (iii) Receipt of Legal Opinion. Summit shall have received an opinion, dated the Closing Date, from Choate, Hall & Stewart, counsel to Liberty, addressing the matters set forth on Exhibit D hereto.

     8. Termination, Amendment and Waiver.

     (a) Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of Summit:

          (i) by mutual written consent of Liberty and Summit; or

          (ii) by either Liberty or Summit (by notice to the other):

             (A) if any required approval of the shareholders of Summit, upon a vote at a duly held Shareholders' Meeting or any adjournment thereof, shall not have been obtained; or

          (B) if the Merger shall not have been consummated on or before December 31, 1998, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement; or

          (C) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (D) if the Board of Directors of Summit shall have taken any action specified in clauses (i) through (iii) of the first sentence of sec. 6(g).

     (b) Effect of Termination. In the event of termination of this Agreement by either Summit or Liberty as provided in sec. 8(a), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Liberty, the Acquisition Sub or Summit, other than the last two sentences of sec. 6(c), sec.sec. 6(i), 8(b) and sec.sec. 9(b) through (i). Nothing contained in this sec. 8(b) shall relieve any party from any liability resulting from any willful and material breach of the representations, warranties, covenants or agreements set forth in this Agreement.

     (c) Amendment. Subject to the applicable provisions of the Florida Business Act, at any time prior to the Effective Time, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective Parties, provided, however, that after approval of the Merger by the shareholders of Summit, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of Summit's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

     (d) Extension; Waiver. At any time prior to the Effective Time, the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Parties, (ii) waive any inaccuracies in the representations and warranties of the other Parties contained in this Agreement or in any document delivered pursuant to this Agreement or (iii) subject to sec. 8(c), waive compliance with any of the agreements or conditions of the other Parties contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     (e) Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to sec. 8(a), an amendment of this Agreement pursuant to sec. 8(c) or an extension or waiver pursuant to sec. 8(d) shall, in order to be effective, require in the case of Liberty, the Acquisition Sub or Summit, action by its Board of Directors or the duly authorized designee of its Board of Directors.

     9. General Provisions.

     (a) Survival of Representations and Warranties. The representations and warranties in this Agreement shall not survive the Closing. This sec. 9(a) shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     (b) Fees and Expenses. Except as provided otherwise in sec. 6(i), whether or not the Merger shall be consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

     (c) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given and effective (i) if delivered personally, (ii) if sent by overnight courier (providing proof of delivery) or (iii) upon the third business day following mailing by registered mail, postage prepaid, to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (i) if to Liberty or Acquisition Sub, to

            Liberty Mutual Insurance Company
            175 Berkeley Street
            Boston, Massachusetts 02117-0140
            Attn: General Counsel

            with copies (which shall not constitute notice) to:

            Fred G. Marziano
            Liberty Mutual Insurance Company
            175 Berkeley Street
            Boston, Massachusetts 02117-0140

            Choate, Hall & Stewart
            Exchange Place
            53 State Street
            Boston, Massachusetts 02109
            Attn: Stephen K. Fogg, Esq.

            (ii) if to Summit, to

                Summit Holding Southeast, Inc.
                2310 A-Z Park Road
                Lakeland, Florida 33801
                Attn: William B. Bull

                with copies (which shall not constitute notice) to:

                Alston & Bird LLP
                One Atlantic Center
                1201 West Peachtree Street
                Atlanta, Georgia 30309-3424
                Attn: Sidney J. Nurkin, Esq.

     (d) Interpretation. When a reference is made in this Agreement to a Section (sec.), Exhibit or Schedule, such reference shall be to a Section (sec.) of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     (e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

     (f) Entire Agreement; Third-Party Beneficiaries. This Agreement and the other agreements referred to herein, including without limitation the Confidentiality Agreement, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any Person other than the Parties hereto and the third party beneficiaries referred to in the following sentence any rights or remedies. The Parties hereto expressly intend the provisions of sec. 6(l) to confer a benefit upon and be enforceable by, as third party beneficiaries of this Agreement, the third Persons referred to in, or intended to be benefitted by, such provisions and such Person's heirs and legal representatives.

     (g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of laws rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

     (i) Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

     IN WITNESS WHEREOF, Liberty, the Acquisition Sub and Summit have executed this Agreement under seal as of the date first above written.

                                          LIBERTY MUTUAL INSURANCE COMPANY

                                                 /s/ GEOFFREY E. HUNT
                                          --------------------------------------
                                          By:  Geoffrey E. Hunt
                                          Title:  Vice President and
                                              Director of Corporate Finance

                                          SPACE MOUNTAIN ACQUISITION CORP.

                                                 /s/ GEOFFREY E. HUNT
                                          --------------------------------------
                                          By:  Geoffrey E. Hunt
                                          Title:  Vice President and
                                              Director of Corporate Finance

                                          SUMMIT HOLDING SOUTHEAST, INC.

                                                  /s/ WILLIAM B. BULL
                                          --------------------------------------
                                          By:  William B. Bull
                                          Title:  President and Chief Executive
                                          Officer

                                   APPENDIX I

                             CERTAIN DEFINED TERMS

     "Acquisition Sub" has the meaning set forth in the preface.

     "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

     "Affiliated Group" means any affiliated group within the meaning of Code sec. 1504(a).

     "Acquisition Proposal" has the meaning set forth in sec. 6(f).

     "Articles of Merger" has the meaning set forth in sec. 2(c)(i).

     "Audited Financial Statements" has the meaning set forth in sec. 3(g).

     "Benefit Arrangements" has the meaning set forth in sec. 3(s).

     "Bull Employment Agreement" has the meaning set forth in sec. 3(cc).

     "Claims" has the meaning set forth in sec. 6(l).

     "Closing" has the meaning set forth in sec. 2(b).

     "Closing Date" has the meaning set forth in sec. 2(b).

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

     "Confidentiality Agreement" has the meaning set forth in sec. 6(c).

     "Disclosure Schedule" has the meaning set forth in sec. 3.

     "Effective Time" has the meaning set forth in sec. 2(c)(i).

     "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with Summit, would be treated as a single employer under Section 4001(b) of ERISA, or that is a member of a group of which Summit is a member and that is controlled within the meaning of Section 4971(e)(2)(B) of the Code.

     "Exchange Act" has the meaning set forth in sec. 3(c).

     "Expenses" has the meaning set forth in sec. 6(i).

     "Extremely Hazardous Substance" has the meaning set forth in sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

     "Florida Business Act" has the meaning set forth in sec. 2(a).

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Governmental Entity" has the meaning set forth in sec. 2(d)(v).

     "HSR Act" has the meaning set forth in sec. 3(c).

     "Incentive Plan" has the meaning set forth in sec. 2(c)(viii).

     "Indemnity Agreements" means collectively the eight Indemnity Agreements entered into on May 28, 1997, between Summit and each of Greg C. Branch, William
B. Bull, C. C. Dockery, John Gray, Robert L. Noojin, Sr., Thomas S. Petcoff, Robert Siegel and Russell L. Wall.

     "Insurance Subsidiaries" has the meaning set forth in sec. 3(i).

     "Intangible Property" has the meaning set forth in sec. 3(l).

     "Knowledge" means actual knowledge after reasonable investigation. Knowledge of Persons that are not individuals shall be deemed to include Knowledge of such Persons' directors and executive officers.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Liberty" has the meaning set forth in the preface.

     "Licenses" has the meaning set forth in sec. 3(i).

     "Liens" has the meaning set forth in sec. 3(b).

     "Merger" has the meaning set forth in sec. 2(a).

     "Merger Consideration" has the meaning set forth in sec. 2(c)(v).

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party" has the meaning set forth in the preface.

     "Paying Agent" has the meaning set forth in sec. 2(d)(i).

     "Payment Fund" has the meaning set forth in sec. 2(d)(i).

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity.

     "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by Summit or any ERISA Affiliate or with respect to which Summit or any ERISA Affiliate may have any liability.

     "Proxy Statement" has the meaning set forth in sec. 3(c).

     "SEC" has the meaning set forth in sec. 3(c).

     "Section 6(i) Fee" has the meaning set forth in sec. 6(i).

     "SEC Documents" has the meaning set forth in sec. 3(d).

     "Securities Act" has the meaning set forth in sec. 3(d).

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens
and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Series A Amount" has the meaning set forth in sec. 6(o).

     "Series A Preferred Stock" has the meaning set forth in sec. 3(b).

     "Shareholders' Meeting" has the meaning set forth in sec. 3(e).

     "Statutory Financial Statements" has the meaning set forth in sec. 3(bb).

     "Subsidiary" means any of the direct or indirect, partially- or wholly-owned, subsidiaries of Summit, but not including any entity of which Summit owns, directly or indirectly, 5% or less of the equity, so owned by Summit solely as an investment portfolio asset, and "Subsidiaries" means all of such subsidiaries.

     "Summit" has the meaning set forth in the preface.

     "Summit Common Stock" means any share of the Common Stock, $.01 par value per share, of Summit.

     "Summit Material Adverse Effect" means an event, change or occurrence that, individually or together with any other events, changes or occurrences, has a material adverse effect on (a) the financial condition, business or results of operations of Summit and its Subsidiaries taken as a whole, or (b) the ability of Summit to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided, however, that a Summit Material Adverse Effect shall not include the effect of any regulatory or statutory matter that has or may have an industry-wide effect on the workers' compensation insurance industry in Florida.

     "Summit Options" has the meaning set forth in sec. 2(c)(viii).

     "Summit Shares" has the meaning set forth in sec. 3(b).

     "Surviving Corporation" has the meaning set forth in sec. 2(a).

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code sec. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Treasury Regulation" means those regulations promulgated from time to time under the Code.

     "Treaties" has the meaning set forth in sec. 3(t).

                                                                     EXHIBIT A-1
                                                 TO AGREEMENT AND PLAN OF MERGER

                                OPTION AGREEMENT

     THIS OPTION AGREEMENT dated June 29, 1998, is by and among
       ("Holder"), Summit Holding Southeast, Inc., a Florida corporation (the "Company"), and Liberty Mutual Insurance Company ("Liberty"). Certain other terms are defined in section 1.

     On the date hereof, Liberty has entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which Space Mountain Acquisition Corp., a wholly-owned subsidiary of Liberty, would be merged with and into the Company. Holder agrees that the transactions contemplated by the Merger Agreement are of value to him. In consideration of the premises and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties hereto, and in order to induce Liberty to enter into the Merger Agreement, the parties hereby agree as follows:

     1. Certain Definitions. Capitalized terms used in this Agreement without definition have the respective meanings ascribed hereto in the Merger Agreement. In addition, the following terms have the following respective meanings:

          "Common Stock" shall mean the common stock, $.01 par value, of the Company and any Shares into which such Common Stock shall have been changed or any Shares resulting from a reclassification of the Common Stock.

          "Exercise Price" shall have the meaning specified in section 2.1.

          "Option" shall have the meaning specified in section 2.

          "Option Exercise Period" shall mean the period of time beginning on the date that an Acquisition Proposal is commenced and ending on the Termination Date.

          "Option Notice" shall mean a notice, substantially in the form of
     Exhibit 2.3 attached hereto, by which Liberty notifies Holder that it is exercising all or part of the Option.

          "Option Shares" shall mean the shares of Common Stock (and/or any other securities) purchasable from time to time upon exercise of the Option, including, without limitation, any shares of Common Stock (and/or other securities) issued or issuable with respect thereto by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation, other reorganization or otherwise.

          "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

          "Shares" of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Company, includes shares of Common Stock.

          "Transfer" shall mean any issue, sale, pledge, gift, assignment or other transfer.

     2. Option.

     2.1. Grant. Holder hereby grants to Liberty an irrevocable option (the "Option") to purchase during the Option Exercise Period all or any part of certain shares of Common Stock beneficially owned by Holder (including all shares of Common Stock issuable to Holder upon the exercise of options to purchase shares of Common Stock, whether or not currently vested or exercisable, as of the date hereof), as set forth below Holder's name on the signature page hereof, and any Common Stock of the Company that the Holder shall hereafter acquire or be entitled to acquire (collectively, the "Option Shares"). As set forth below Holder's name on the signature page hereof, certain shares of Common Stock that are beneficially owned by Holder are not subject to this Agreement. The Option may be exercised in whole or in part during the Option Exercise Period at a per share option price equal to $33.00 per share, subject to adjustment as set forth in section 3 hereof (the "Exercise Price").

     2.2. Term and Exercisability. The Option is exercisable with respect to all of the Option Shares at any time prior to the "Termination Date", which shall be the first to occur of: (a) the Effective Time of the Merger or the date upon which any other merger, share exchange, consolidation, recapitalization, significant asset sale or similar business combination of Summit is consummated;
(b) the date upon which the Merger Agreement is terminated in accordance with either Section 8(a)(i), 8(a)(ii)(A), 8(a)(ii)(B) or 8(a)(ii)(C) thereof, provided, however, that if the Merger Agreement is terminated pursuant to
Section 8(a)(ii)(A) following the commencement, public proposal, public disclosure or communication of an Acquisition Proposal (as defined in the Merger Agreement) to the Company (or the public disclosure or communication to the Company of the willingness of any Person to make an Acquisition Proposal), then clause (c) of this Section 2.2, rather than this clause (b), shall apply; or (c) if an Acquisition Proposal (as defined in the Merger Agreement) is commenced on or before December 31, 1998, at the close of business on December 31, 1999. The Option shall, to the extent not theretofore exercised, expire and become void at 5:00 p.m. (Boston time) on the Termination Date.

     2.3. Method of Exercise.

     (a) To exercise the Option (in whole or in part), Liberty shall deliver to Holder (with a copy to the Company) (i) an Option Notice (substantially in the form of Exhibit 2.3 attached hereto) duly executed by Liberty and specifying the number of Option Shares to be purchased and (ii) an amount equal to the aggregate Exercise Price for all Option Shares as to which the Option is then being exercised. At the option of Liberty, payment of the Exercise Price shall be made (i) by wire transfer of immediately available funds (in U.S. dollars) to an account in a bank located in the United States designated by Holder for such purpose, (ii) by certified check payable to the order of Holder, or (iii) by any combination of such methods.

     (b) As promptly as practicable, and in any event within 10 Business Days after receipt of the copy of the Option Notice delivered pursuant to section 2.3(a), Holder shall deliver to the Company all certificates representing the number of Option Shares specified in the Option Notice endorsed by Holder for surrender to and cancellation by the Company, and the Company shall issue and deliver to Liberty, a certificate or certificates representing the number of Option Shares specified in the Option Notice. The Company shall, upon submission by Holder of a stock certificate or certificates representing the aggregate number of Shares issued upon such exercise, cancel such old certificate or certificates and issue a new certificate representing the remaining Option Shares.

     (c) Unless otherwise requested by Liberty, an Option shall be deemed to have been exercised and to be effective and the certificate or certificates representing Option Shares shall be deemed to have been issued, and Liberty shall be deemed to have become the holder of record of such Option Shares for all purposes, as of the close of business on the date on which the last of the Option Notice and payment of the Exercise Price shall have been received by Holder.

     2.4. Termination. This Agreement, and the option rights granted hereunder, shall terminate upon the earliest to occur of: (a) the exercise of the Option in whole in accordance with the terms of this Agreement and the payment (or the making of provisions satisfactory to Holder for the payment) of all other sums payable hereunder; (b) the Effective Time (as defined in the Merger Agreement); or (c) the Termination Date.

     3. Adjustments to Number of Shares. If the Company shall subdivide or combine its Common Stock, the Exercise Price and the number of Option Shares issuable upon exercise of the Option shall be equitably adjusted.

     4. Representations, Warranties and Covenants of Holder.

     4.1 Representations and Warranties.  Holder represents and warrants that:

          (a) This Agreement constitutes the valid and legally binding obligation of Holder, enforceable against him in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles).

          (b) Holder is not in violation of or in default under any term of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to him or any of his properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a material adverse effect upon his ability to comply with the terms of this Agreement applicable to him.

          (c) The execution, delivery and performance of and the consummation of the transactions contemplated by this Agreement will not violate or constitute a default under any term of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to Holder or to any of his properties and assets.

          (d) Holder, as of the date of this Agreement, (i) has good and marketable title to the Option Shares and (ii) is the sole record and beneficial owner of such Option Shares. As of the date of this Agreement,
     (x) all of the Option Shares are free and clear of all liens and other encumbrances, (y) no other Person has any interest, right or claim (contingent or otherwise) relating thereto and (z) none of the Option Shares are subject to (A) redemption, purchase or acquisition by any Person, (B) any rights with respect to registration, or qualification under applicable securities laws, (C) any preemptive or similar rights on the part of any other Person or (D) any lien, encumbrance, proxy, voting agreement, voting trust, stockholders agreement or similar agreement or restriction.

          (e) Holder beneficially owns no Common Stock or options to purchase Common Stock as of the date hereof other than as set forth in section 2.1.

     4.2 Covenants. From and after the date hereof and thereafter so long as the Option is outstanding and exercisable, Holder agrees to duly perform and observe for the benefit of Liberty each and all of the covenants and agreements hereinafter set forth:

          (a) If any shares of Common Stock (and/or any securities) are issued or issuable or any other property (including, without limitation, any regularly scheduled cash dividend) or asset is distributed with respect to any Option Share by way of dividend or distribution (including any stock dividend), stock split or in connection with a combination of shares, recapitalization, merger, amalgamation, consolidation, other reorganization, or otherwise, Holder agrees that the same shall, without further action, constitute a part of the Option Shares in respect of which the same was issued, paid or otherwise distributed and Holder shall hold the same (including all certificates and other instruments evidencing the same, together with all necessary stock powers and endorsements), in trust pursuant to this Agreement for the benefit of Liberty and to be delivered upon exercise of the Option but without additional consideration or increase in the aggregate Exercise Price on account thereof.

          (b) Holder shall not, directly or indirectly, transfer, grant any interest in or create or suffer to exist any lien or any other encumbrance in respect of, the Option Shares (or any other shares, securities, properties or assets issued or issuable in respect thereof) or any right, title or interest therein or thereto.

          (c) From time to time hereafter, Holder shall execute and deliver, or shall cause to be executed and delivered, such additional agreements, documents and instruments and shall take all such other actions as Liberty may reasonably request for the purpose of implementing or effectuating the provisions of this Agreement.

          (d) To the extent that the exercise (in whole or in part) of the Option shall require the exercise of options held by Holder in order that there be available a sufficient number of shares for transfer to Liberty pursuant hereto, Holder shall exercise such options contemporaneously with the payment by Liberty to

     Holder of the Exercise Price hereunder with respect to such shares and cause such Common Stock to be issued.

     5. Covenants of the Company. From and after the date hereof and thereafter so long as the Option is outstanding and exercisable, the Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as Holder or Liberty may reasonably request for the purpose of implementing or effectuating the provisions of this Agreement.

     6. Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, provided that
(a) Holder shall not be permitted to assign any of his rights or obligations hereunder and (b) Liberty may assign any or all of its rights and obligations hereunder to one or more wholly-owned subsidiaries of Liberty.

     7. Amendments and Waivers. This Agreement may not be amended except by a written instrument signed by (a) the Company, (b) Holder and (c) Liberty. No course of dealing between any parties hereto and no delay by any party in exercising its rights hereunder shall operate as a waiver of any fights of any party. No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or obligations of any other party in any other respect at any other time.

     8. Notices. Any notices, requests, claims, demands and other communication under this Agreement shall be in writing and shall be deemed given (a) if delivered personally, (b) if sent by overnight courier (providing proof of delivery), or (c) upon the third business day following mailing by registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) if to Liberty, to:

          Liberty Mutual Insurance Company
          175 Berkeley Street
          Boston, Massachusetts 02117-0140
          Attn.: General Counsel

        (ii) if to the Company, to:

           Summit Holding Southeast, Inc.
           2310 A-Z Park Road
           Lakeland, Florida 33801
           Attn.: William B. Bull

        (iii) if to Holder, to:

           -----------------------------------------------

           -----------------------------------------------

           -----------------------------------------------

           -----------------------------------------------

     9. Specific Performance. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance hereof whether by injunction against violation or otherwise.

     10. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein shall be deemed to have been relied upon by Liberty and shall survive the execution and delivery of this Agreement, the issue, sale and delivery of the Option and payment therefor and any disposition of the Option by Liberty, whether or not any investigation at any time is made by Liberty or on its behalf.

     11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the State of Florida without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto (a) consents to submit such party to the personal jurisdiction of any federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Florida or a Florida state court.

     12. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written

                                          SUMMIT HOLDING SOUTHEAST, INC.

                                          By:
                                            ------------------------------------

                                          LIBERTY MUTUAL INSURANCE COMPANY

                                          By:
                                            ------------------------------------
                                                          (Title)

                                          --------------------------------------

                                          Number of Shares
                                          Beneficially Owned that are
                                          Subject to this Agreement:
                                          --------------------------------------

                                          Number of Shares Beneficially
                                          Owned that are Not Subject to
                                          this Agreement:
                                          --------------------------------------

                                          Total Number of Shares
                                          Beneficially Owned:
                                          --------------------------------------

                                                                     EXHIBIT 2.4
                                                             TO OPTION AGREEMENT

                             FORM OF OPTION NOTICE

       (To be executed only upon partial or full exercise of the Option)

     The undersigned registered holder of the Option (as defined in the Option Agreement (the "Option Agreement") by and among Liberty Mutual Insurance
Company, Summit Holding Southeast, Inc. and                ) irrevocably
exercises such Option for and purchases                shares of Common Stock of
SUMMIT HOLDING SOUTHEAST, INC. and herewith makes payment therefor in the amount
of $          , all at the price, in the manner and on the terms and conditions specified in the Option Agreement, and requests that a certificate (or
               certificates in denominations of                shares) for such
shares hereby purchased be issued in the name of and delivered to (choose one)
(a) the undersigned or (b)                , whose address is                .

Dated:                  ,

                                          LIBERTY MUTUAL INSURANCE COMPANY

                                          By:
                                            ------------------------------------

                                                                     EXHIBIT A-2
                                                 TO AGREEMENT AND PLAN OF MERGER

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of June 29, 1998, by and between Liberty Mutual Insurance Company, a Massachusetts mutual insurance company ("Liberty"), Summit Holding Southeast, Inc., a Florida corporation ("Summit"), and the undersigned (the "Shareholder").

     WHEREAS, the Shareholder desires that Liberty, Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty ("Acquisition Sub"), and Summit enter into an Agreement and Plan of Merger dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement") with respect to the merger of Acquisition Sub with and into Summit (the "Merger"); and

     WHEREAS, the Shareholder is executing this Agreement as an inducement to Liberty to enter into and execute, and to cause Acquisition Sub to enter into and execute, the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Liberty and Acquisition Sub of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties. The Shareholder represents and warrants to Liberty as follows:

          (a) The Shareholder is the record and beneficial owner of the number of shares of common stock, $.01 par value per share, of Summit ("Summit Stock") set forth below such Shareholder's name on the signature page hereof, which number includes, without limitation, all shares of Summit Stock issuable to Shareholder pursuant to options that have been granted to Shareholder pursuant to the Summit Holding Southeast, Inc. 1996 Long-Term Incentive Plan. As set forth below the Shareholder's name on the signature page hereof, (i) certain of the shares of Summit Stock that are beneficially owned by the Shareholder are subject to this Agreement (the "Shareholder's Shares"), and (ii) certain of the shares of Summit Stock that are beneficially owned by the Shareholder are not subject to this Agreement (the "Excluded Shares"). Except for the Shareholder's Shares and the Excluded Shares, the Shareholder is not the record or beneficial owner of any shares of Summit Stock and holds no warrants, options or other rights to acquire Summit Stock. This Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder, enforceable in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Shareholder is a party or bound or to which the Shareholder's Shares are subject. Consummation by the Shareholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Shareholder or the Shareholder's Shares.

          (c) The Shareholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

          (d) The Shareholder understands and acknowledges that Liberty is entering into, and causing Acquisition Sub to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement. The Shareholder acknowledges that the irrevocable proxy set forth in Section 4 is granted in consideration for the execution and delivery of the Merger Agreement by Liberty and Acquisition Sub.

     2. Voting Agreements. The Shareholder agrees with, and covenants to, Liberty as follows:

          (a) At any meeting of shareholders of Summit called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the Shareholder shall vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by Summit of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to less than $33.00 per share or otherwise to impair materially and adversely the Shareholder's rights or increase the Shareholder's obligations thereunder.

          (b) At any meeting of shareholders of Summit or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) such Shareholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Summit or (ii) any amendment of Summit's Articles of Incorporation or Bylaws or other proposal or transaction involving Summit or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     3. Transfers.

     (a) The Shareholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shareholder's Shares or any interest therein, except pursuant to the Merger;
(ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein,
(iii) grant any proxy, power of attorney or other authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares; provided, that the Shareholder may transfer (as defined above) any of the Shareholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Shareholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of the "Shareholder" hereunder.

     (b) Nothing in this Agreement shall affect the Shareholder's economic or financial interest in the Shareholder's Shares and, without limiting the foregoing, the parties acknowledge and agree that, in the event that the Merger or any Competing Transaction is consummated, the Shareholder shall be entitled to any and all consideration in exchange for the Shareholder's Shares.

     4. Grant of Irrevocable Proxy; Appointment of Proxy.

     (a) The Shareholder hereby irrevocably grants to and appoints J. Paul Condrin, III, Chief Financial Officer of Liberty, Geoffrey E. Hunt, Vice President and Director of Corporate Finance of Liberty, and Laurance H.S. Yahia, Vice President and Assistant General Counsel of Liberty, in their respective capacities as officers of Liberty, and any individual who shall hereafter succeed to any such office of Liberty, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder, to vote the Shareholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Merger, the execution and delivery of the Merger Agreement and approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to less than $33.00 per share or otherwise to impair materially and adversely the Shareholder's rights or increase the Shareholder's obligations thereunder, and (ii) against any Competing Transaction.

     (b) The Shareholder represents that any proxies heretofore given in respect of the Shareholder's shares are not irrevocable, and that any such proxies are hereby revoked.

     (c) The Shareholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. The Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. The Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the 1989 Florida Business Corporation Act.

     5. Certain Events. The Shareholder agrees that this Agreement and the obligations hereunder shall attach to the Shareholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation the Shareholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Summit affecting the Summit Stock, or the acquisition of additional shares of Summit Stock or other voting securities of Summit by any Shareholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Summit Stock or other voting securities of Summit issued to or acquired by the Shareholder.

     6. Legends. The Shareholder agrees that the Shareholder will tender to Summit, within five business days after the date hereof, any and all certificates representing such Shareholder's Shares and Summit will inscribe upon such certificates the following legend: "The shares of Common Stock, $.01 par value per share, of Summit Southeast Holding, Inc. represented by this certificate are subject to a Voting Agreement dated as of June 29, 1998, and may not be sold or otherwise transferred, except in accordance therewith. Copies of such Voting Agreement may be obtained at the principal executive offices of Summit Holding Southeast, Inc."

     7. Further Assurances. The Shareholder shall, upon the request and at the expense of Liberty, execute and deliver any additional documents and take such further actions as Liberty may reasonably deem necessary or appropriate to carry out the provisions hereof and to vest the power to vote such Shareholder's Shares in the irrevocable proxies as described in Section 4.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of: (a) the Effective Time of the Merger or the date upon which any other merger, share exchange, consolidation, recapitalization, significant asset sale or similar business combination of Summit is consummated; (b) the date upon which the Merger Agreement is terminated in accordance with either Section 8(a)(i), 8(a)(ii)(A), 8(a)(ii)(B) or 8(a)(ii)(C) thereof, provided, however, that if the Merger Agreement is terminated in accordance with such Section 8(a)(ii)(A) following the communication, public proposal, public disclosure or communication of an Acquisition Proposal (as defined in the Merger Agreement) to Summit (or the public disclosure or communication to Summit of the willingness of any Person to make an Acquisition Proposal), then clause (c) of this Section 8, rather than this clause (b), shall apply; or (c) if an Acquisition Proposal (as defined in the Merger Agreement) is commenced on or before December 31, 1998, at close of business on December 31, 1999.

     9. Miscellaneous.

     (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

     (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given and effective if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Liberty, to the address provided in the Merger Agreement; and (ii) if to the Shareholder; to his address shown below his signature on the last page hereof.

     (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.

     (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by Section 3. Any assignment in violation of the foregoing shall be void.

     (h) The Shareholder agrees that irreparable damage would occur and that Liberty would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Liberty shall be entitled to an injunction or injunctions to prevent breaches by the Shareholder of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Florida or in Florida state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any federal court located in the State of Florida or any Florida state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a federal court sitting in the State of Florida or a Florida state court.

     (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Voting Agreement as of the day and year first above written.

                                          LIBERTY MUTUAL INSURANCE COMPANY

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          SUMMIT HOLDING SOUTHEAST, INC.

                                          By:
                                          --------------------------------------

                                          Name:
                                          --------------------------------------

                                          Title:
                                          --------------------------------------

                                          SHAREHOLDER

                                          --------------------------------------

                                          Printed Name:
                                          --------------------------------------

                                          Address:
                                          --------------------------------------

                                          --------------------------------------

                                          Number of Shares
                                          Beneficially Owned That are
                                          Subject to this Agreement:

                                          --------------------------------------

                                          Number of Shares Beneficially
                                          Owned That are Not Subject to this
                                          Agreement:
                                          --------------------------------------

                                          Total Number of Shares
                                          Beneficially Owned:

                                          --------------------------------------

                                                                       EXHIBIT B
                                                 TO AGREEMENT AND PLAN OF MERGER

                              EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is entered into as of June 29, 1998, by and between Summit Holding Southeast, Inc., a Florida corporation ("Summit" and, collectively with its current and future subsidiaries and parents, the "Company"), and William B. Bull (the "Employee").

                                  INTRODUCTION

     Liberty Mutual Insurance Company ("Liberty"), Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty (the "Acquisition Sub"), and Summit have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement") pursuant to which Summit would be merged with and into the Acquisition Sub.

     In contemplation of the transactions contemplated by the Merger Agreement, Summit desires to retain the services of the Employee up to and following the closing thereof (the "Closing"), and the Employee wishes to be employed by Summit. The Employee has detailed knowledge of various aspects of the business of the Company and is in possession of proprietary and confidential information concerning such business. The parties agree that the Employee's disclosure of such information or his engagement in competitive activities would cause substantial harm to the Company.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     SECTION 1. Term. Summit shall employ the Employee for a term commencing on the Effective Time (as defined in the Merger Agreement) and continuing until
(a) Summit has hired a chief operating officer or executive vice president who is intended to become the chief executive officer upon the retirement of the Employee and (b) such additional period of time following such hiring (not to exceed 12 months) as is determined in the sole discretion of the Board of Directors of Summit, unless earlier terminated pursuant to Section 7, but in no event shall the total term exceed 36 months (the "Employment Period"). That certain Employment and Confidentiality Agreement dated as of May 28, 1997 between Summit and the Employee (the "Original Employment Agreement") will terminate and be of no further force and effect as of the first day of the Employment Period, except to the extent reflected in Section 4 hereof.

     SECTION 2. Duties. The Employee shall serve as the Chief Executive Officer of Summit and shall have such duties consistent with such position and as the Board of Directors of Summit (the "Board") shall from time to time determine. Following the Closing, the Employee will report to the Chief Executive Officer of Liberty or his designee. The Employee shall receive no additional compensation for any services rendered in the event he serves as a director of the Company.

     SECTION 3. Full Time; Best Efforts. During the term of this Agreement, the Employee shall use his best efforts to promote the interests of the Company, shall devote his full business time and efforts to its business and affairs and shall actively assist the Company in locating, hiring and retaining a qualified chief operating officer or executive vice president who is intended to become the chief executive officer upon the Employee's retirement. The Employee shall not engage in any other activity which could reasonably be expected to interfere with the performance of his duties, services and responsibilities hereunder.

     SECTION 4. Compensation. During the term of his employment with the Company, the Employee shall be entitled to receive a salary at the rate of $250,000 annually (the "Salary"), payable not less than monthly in arrears. The Company may withhold from compensation payable to the Employee all applicable federal, state and local withholding taxes. The Employee shall be entitled to an annual bonus (the "Bonus") of up to 100% of the Salary in accordance with the plan attached hereto as Exhibit A, plus the bonus to which the Employee would have been entitled to under section 3(b) of the Original Employment Agreement for 1998, pro-rated to reflect that portion of the year transpired between January 1, 1998 and the Effective Time (as defined in the Merger Agreement).

     SECTION 5. Benefits. The Employee will be entitled to such reasonable and customary fringe benefits as are generally and regularly available to employees of the Company and its subsidiaries, including, without limitation, health insurance and four weeks of paid vacation per year. The Employee will be entitled to reimbursement of all reasonable and necessary business expenses incurred by him in the ordinary course of business on behalf of the Company, subject to presentation by the Employee of appropriate documentation in accordance with the Company's customary policies.

     SECTION 6. Confidentiality, Ownership and Noncompetition. In consideration of the other mutual promises contained herein, and to preserve the goodwill of the Company, the Employee agrees as follows:

          (a) The Employee will not at any time, directly or indirectly, disclose or divulge, except as required in connection with the performance of his duties for the Company and except to legal counsel of the Company or as required or requested by any governmental agency or pursuant to or in response to any threat of legal process, any Confidential Information (as hereinafter defined) acquired by him during or in connection with his affiliation with or employment by the Company. As used herein, "Confidential Information" means all trade secrets and all other information of a business, financial, marketing, technical or other nature pertaining to the Company, including but not limited to (i) all financial information on agents, lists of agents and agent leads, (ii) all information on agreements with suppliers, vendors, agents and reinsurers of the Company, including information of others that the Company has agreed to keep confidential; and (iii) all information concerning the customers, suppliers, products, pricing strategies of the Company, personnel assignments and policies of the Company, and matters concerning the financial affairs and management of the Company; provided, however, that Confidential Information shall not include any information that has entered or enters the public domain through no fault of the Employee or which the Employee is required to disclose by legal process or to defend himself in a legal proceeding.

          (b) The Employee shall make no use whatsoever, directly or indirectly, of any Confidential Information, except as required in connection with the performance of his duties for the Company.

          (c) The Employee acknowledges and agrees that all Confidential Information, and all physical embodiments thereof, shall be and remain the sole and exclusive property of the Company and that any Confidential Information produced by the Employee during the period of Employee's employment by the Company shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, the ownership and copyright of which shall be vested solely in the Company. Employee agrees (i) immediately to disclose to the Company upon the Company's request all Confidential Information developed in whole or part by Employee during the Employment Period, and (ii) at the request and expense of the Company, to perform such actions and sign such documents or instruments as are reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the rights of the Company in such Confidential Information including, without limitation, providing to the Company Employee's full cooperation in any litigation or other proceeding to establish, protect, or obtain such rights.

          (d) Upon the Company's request at any time and for any reason, the Employee shall immediately deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information (and all embodiments thereof) in Employee's custody, control or possession.

          (e) During the term of this Agreement, and for three years after such termination for any reason, the Employee will not directly or indirectly, individually or as a consultant to, or employee, officer, director, stockholder, manager or partner of, or other owner of or participant in any business entity other than the Company, engage in or assist any other person to engage in the property and casualty insurance business within the states of Florida, Kentucky and Louisiana; provided, however, that the Employee shall be permitted to participate in any activity or business that is not reasonably expected to compete with the Company or its subsidiaries if the Employee receives the prior written approval of the Company's Board of Directors, which consent shall not be unreasonably withheld.

          (f) During the term of this Agreement, and for three years after such termination for any reason, the Employee will not directly or indirectly, individually or as a consultant to, or employee, officer, director, stockholder, manager or partner of, or other owner of or participant in any business entity other than the Company, solicit or endeavor to entice away from the Company or any of its subsidiaries, or otherwise materially interfere with the business relationship of the Company or any subsidiary of the Company with, (i) any person who is, or was within the one-year period immediately prior to the termination of the Employee's employment with the Company, employed by or associated with the Company or any subsidiary or (ii) any person or entity who is, or was within the one-year period immediately prior to the termination of the Employee's employment with the Company, a customer or agent of, or other party having material business relations with, the Company.

          (g) Without limiting the remedies available to the Company, the Employee acknowledges that a breach of any of the covenants contained in this Section 6 could result in irreparable injury to the Company for which there might be no adequate remedy at law, and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain, as applicable, a temporary restraining order, a preliminary injunction and a permanent injunction restraining him from engaging in any activities prohibited by this Section 6 and such other equitable relief as may be required to enforce specifically any of the covenants of this Section 6. The foregoing provisions of this Section 6 shall survive the termination of this Agreement and shall continue thereafter indefinitely in full force and effect in accordance with the terms of this Section 6. The existence of any claim, demand, action or cause of action of Employee against the Company shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements herein whether predicated upon this Agreement or otherwise, and shall not constitute a defense to the enforcement by the Company of any of its rights hereunder.

          (h) The Employee represents and warrants to the Company that the execution and delivery of this Agreement, and the performance of his obligations hereunder, will not violate any agreement, obligation or commitment, including without limitation any obligation to any former employer not to compete or not to disclose or use confidential information, to which he is a party or by which he is bound.

          (i) Each party hereto acknowledges that (i) there are legitimate business interests justifying the covenants contained in this Section 6, including without limitation that the Employee has and will have trade secrets, valuable confidential business and professional information, substantial relationships with existing and prospective agents and others and agent goodwill, and (ii) the terms of this Section 6 are reasonably necessary to protect such legitimate business interests.

     SECTION 7. Termination. The Employee's employment with the Company may be terminated at any time by the Company with or without cause. As used herein, "cause" shall mean the reasonable and good faith determination by the Board, after at least 20 days' notice to the Employee and after the Employee has had an opportunity to present his view of the relevant facts and circumstances to the Board, that the Employee has (a) breached any material term of this Agreement, which breach has not been cured to the reasonable satisfaction of the Board by the Employee within fifteen (15) days after notice of breach is given to the Employee, (b) engaged in criminal acts or gross or persistent misconduct relative to the affairs of the Company, including a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty against the Company, or (c) engaged in acts materially injurious to the Company or its reputation or acts of dishonesty affecting the Company. The Employee's employment with the Company may also be terminated by the Company upon the Employee's disability or death. As used herein, "disability" shall mean (x) the inability of Employee to perform his duties for six weeks during any twelve-month period as a result of physical or mental incapacity or illness, as determined reasonably and in good faith by the Board based on the report of a reputable physician; or (y) the Employee's entitlement to (i) disability retirement benefits under the federal Social Security Act or (ii) benefits under any long-term disability plan or policy maintained by the Company.

     If the Employee's employment is terminated for any reason, the Company shall have no further obligation to make any payments or provide any benefits to the Employee hereunder except for (i) payments of Salary, Bonus and vacation that had accrued but had not been paid prior to the date of termination of his employment and (ii) if the Employee's employment is terminated by the Company without cause (as defined above), additional payments of Salary for 12 months, payable in a lump sum payment within fifteen (15) days after the effective date of termination (subject to applicable withholdings). Nothing contained herein shall limit the Employee's right following the termination of the Employee's employment for any reason to receive such medical benefits as to which he may be entitled under the Consolidated Omnibus Budget Reconciliation Act (COBRA) or any other benefits that the Employee is entitled to under applicable law.

     SECTION 8. Enforceability, etc. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, each such provision shall be construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by applicable law.

     SECTION 9. Notices. Any notices, requests, claims, demands and other communication under this Agreement shall be in writing and shall be deemed given
(a) if delivered personally, (b) if sent by overnight courier (providing proof of delivery), or (c) upon the third business day following mailing by registered mail, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) if to the Company, to:

          Summit Holding Southeast, Inc.
          c/o Liberty Mutual Insurance Company
          175 Berkeley Street
          Boston, MA 02117

        (ii) if to the Employee, to:

           William B. Bull
           2310 A-Z Park Road
           Lakeland, Florida 33801

     SECTION 10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to any choice of law provisions.

     SECTION 11. Amendments and Waivers. No amendment or waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such amendment or waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate and be construed as a waiver or a continuing waiver by that party of the same or any subsequent breach of any provision of this Agreement by the other party.

     SECTION 12. Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and assigns, except that it may not be assigned by either party without the other party's consent, provided, however, that the Company may assign this Agreement to the Surviving Corporation (as defined in the Merger Agreement).

     SECTION 13. Entire Agreement. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replaces and supersedes all other agreements and understandings relating hereto.

     SECTION 14. Counterparts. This Agreement may be executed in any number of counterparts, and with counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument as of the date first above written.

                                          SUMMIT HOLDING SOUTHEAST, INC.

                                          By:
                                            ------------------------------------
                                                          (Title)

                                          --------------------------------------
                                                     William B. Bull

                                                                       EXHIBIT A

                             ANNUAL INCENTIVE PLAN

     Employee is eligible to receive up to 100% of annual salary.

     Plan is based on the attainment of the business plan that is approved annually by the Board of Directors.

     75% of the Employee's award is based on the attainment of quantitative results.

     25% of the Employee's award is based on the attainment of qualitative results.

     Award for 1998 is based on quantitative results only and is calculated pro rata from the Effective Time.

     Payout Schedule:

% ATTAINMENT OF PLAN   % OF SALARY AWARDED
--------------------   -------------------
        130%                   100%
        125%                    90%
        115%                    80%
        100%                    50%
         90%                    35%
         80%                    15%
         75%                     0%

     Results within the stated ranges will be scaled.

                                                                       EXHIBIT B

                             ABN AMRO INCORPORATED
                               208 LASALLE STREET
                          CHICAGO, ILLINOIS 60604-1003
                                 (312) 855-7600

June 29, 1998

Board of Directors
Summit Holdings Southeast, Inc.
2310 A-Z Park Road
Lakeland, Fl 33801

Members of the Board:

     We understand that Summit Holding Southeast, Inc. (the "Company"), Liberty Mutual Insurance Company (the "Acquiror") and Merger Subsidiary, a wholly owned subsidiary of the Acquiror (the "Acquisition Sub"), proposed to enter into an Agreement and Plan of Merger dated June 29, 1998 (the "Merger Agreement") pursuant to which Acquisition Sub will be merged with and into the Company in a transaction (the "Merger") in which each issued and outstanding share of common stock of the Company, $.01 par value per share, (the "Company Common Stock"), other than shares held in treasury or owned by the Company or any of its subsidiaries, will be converted into the right to receive a cash amount equal to $33.00 per share (the "Merger Consideration").

     You have asked us whether, in our opinion, the Merger Consideration to be received by the holders of Company Common Stock on the Merger is fair to such stockholders from a financial point of view.

     In connection with this opinion, we have reviewed the Merger Agreement and certain related documents and held discussions with certain senior officers, and other representatives and advisors of the Company concerning the business and financial information relating to the Company as well as certain financial data and other data for the Company which were provided to or otherwise discussed with us by the management of the Company. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to: (i) current and historical market prices and trading volumes of the Company Common Stock; (ii) the Company's financial and other operating data; and (iii) the capitalization and financial condition of the Company. We also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company. In connection with our engagement, we were requested to approach, and held discussions with, certain third parties to solicit indications of interest in a possible strategic partnership or other transaction with the Company.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information reviewed by us and we have not made or obtained or assumed any responsibility for independent verification of such information. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries. With respect to the financial data, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We have assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement. We have also assumed that the final forms of all documents will not differ in any material respect from the drafts of such documents reviewed by us as of the date of this letter.

     ABN AMRO Incorporated ("AAI"), as part of its investment banking business, is continually engaged in the valuation of businesses in connection with mergers and acquisitions, as well as public offerings and secondary market transactions of securities and valuations for other purposes. We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of our business, AAI and its affiliates may actively trade securities of the Company for their own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that the Company may use this letter in its entirety as part of a proxy statement relating to the Merger. This letter does not address the Company's underlying business decision to enter into the Merger or constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the proposed Merger. In addition, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us, as of the date hereof.

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the shareholders of the Company.

                                          Very truly yours,

                                          ABN AMRO Incorporated

                                                                        APPENDIX

REVOCABLE    SOLICITED BY THE BOARD OF
  PROXY             DIRECTORS OF
           SUMMIT HOLDING SOUTHEAST, INC.
              FOR A SPECIAL MEETING OF
                    SHAREHOLDERS


    The undersigned hereby appoints William B. Bull and Russell L. Wall and each of them, proxies, with full power of substitution, to vote for and in the name of the undersigned at a Special Meeting of Shareholders (the "Special Meeting") of Summit Holding Southeast, Inc. (the "Company"), to be held at the Tampa Airport Marriott Hotel in Tampa, Florida on Monday, September 28, 1998 at 9:30 a.m., local time, and at any and all adjournments thereof, as indicated on the reverse.



    THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" THE PROPOSALS.


    If the undersigned elects to revoke this proxy at or before the time of the Special Meeting or any adjournments thereof and notifies the Secretary of the Company at or prior to the Special Meeting of the decision of the undersigned to revoke this proxy, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned revokes this proxy in the manner described above and prior to the Special Meeting does not submit a duly executed and subsequently dated proxy to the Company, the undersigned may vote in person at the Special Meeting.

  PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENCLOSED PREPAID
                                   ENVELOPE.

          (Continued, and to be signed and dated, on the reverse side)

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS.

1. Approval and adoption of the Agreement and Plan of Merger (the "Merger Agreement") among the Company, Liberty Mutual Insurance Company ("Liberty"), and Space Mountain Acquisition Corp., a wholly owned subsidiary of Liberty ("Acquisition Sub"), pursuant to which, among other things, (a) Acquisition Sub will be merged into the Company with the Company being the surviving corporation, and (b) each outstanding share of the Company's common stock, $.01 par value (the "Common Stock"), except Common Stock held by the Company as treasury stock or owned by any of the Company's subsidiaries, will be converted into the right to receive $33.00 in cash, without interest.

     [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

2. Discretionary authority is hereby granted with respect to such other business as may properly come before the Special Meeting or any adjournment or postponement thereof, including, without limitation, authority to adjourn the meeting to solicit additional votes.

     [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

                                                  Date:
                                                  ------------------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature if held jointly

                                                  Please sign exactly as your
                                                  name appears above. If a
                                                  corporation, please sign by
                                                  the president or other
                                                  authorized officer and include
                                                  title. If a partnership,
                                                  please sign by an authorized
                                                  person and include title.

 PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED
                                   ENVELOPE.